As submitted to the Securities and Exchange Commission on August 27, 2024

PART II INFORMATION REQUIRED IN THE OFFERING CIRCULAR

Preliminary Offering Circular dated August [•], 2024

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

KRONOS REAL ESTATE INVESTMENTS, INC.

1201 North 800 East

Orem, UT 84097

Best Efforts Offering of up to 75,000,000 Shares of Common Stock

$1,000,000 Minimum Offering Amount

$75,000,000 Maximum Offering Amount (collectively, the “Offering”)

Kronos Real Estate Investments, Inc., a newly formed Utah corporation (“Kronos” or the “Company”), is offering up to $75,000,000 in shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) upon the terms and subject to the conditions set forth in this offering circular. Kronos intends to focus on the acquisition, renovation, leasing and management of primarily single-family homes and real estate development projects.

Kronos intends to qualify as a real estate investment trust, or REIT, commencing with its taxable year ending December 31, 2024, and is structured as an umbrella partnership REIT, commonly called an “UPREIT.” As an UPREIT, Kronos will own substantially all of its assets and conduct substantially all of its operations through its operating partnership, Kronos Real Estate Operations, LLC (the “Operating Partnership”). Kronos, as the sole manager of the Operating Partnership, has exclusive control over the Operating Partnership. Kronos is externally managed, meaning its day-to-day operations are managed by its external manager, Kronos Fund Management, LLC (the “Manager”).

The Shares are being initially offered at a price of $1.00 per Share, a price that was arbitrarily determined by the Manager.

We will commence this offering promptly following the qualification of the offering statement of which this offering circular forms a part and will continue until the date which is one year from the date that this offering circular is qualified by the Securities and Exchange Commission (the “Commission”) which period may be extended for up to one additional year at the sole discretion of Kronos or such earlier time as all the Shares have been sold or Kronos ceases offering Shares at its sole discretion. Kronos is offering a minimum of $1,000,000 of Shares and a maximum of $75,000,000 of Shares. Subscription proceeds will be held in escrow in a segregated account controlled by the Company until closing. If we do not receive subscriptions for the total minimum offering amount set forth herein by [•], 2025 we will cancel this offering and the Company will return promptly all subscription amounts without interest; however, investors will not have the ability to revoke their subscriptions prior to closing. The minimum investment for initial purchases is $3,000, or 3,000 Shares based on the initial offering price of $1.00 per Share. We will contribute the net proceeds from this offering to our Operating Partnership in exchange for equity in the Operating Partnership (“OP Units”).

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The Shares will be offered directly by Kronos’ and the Manager’s officers on an ongoing and continuing basis. Neither Kronos nor the Manager is a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and no person associated with us will be deemed to be a broker solely by reason of his or her participation in this offering.

This offering is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, or the Securities Act. In preparing this offering circular, the Issuers have elected to comply with the offering circular disclosure requirements specified in Form 1-A under Regulation A.

	Price to public	Placement agent fees	Proceeds to us (1)
Per Share	$1.00	(1)	$1.00
Total minimum	$1,000,000	(1)	$1,000,000
Total maximum	$75,000,000	(1)	$75,000,000

(1)	As of the date of this offering circular, the Company has not retained any placement agent to engage in sales of the Shares.

Because this offering is being conducted pursuant to Regulation A under the Securities Act, the Company is subject to reduced reporting requirements than otherwise required for registration statements filed under the Securities Act. Consequently, investors in this offering will have less information about the Company than would be available regarding an issuer of registered securities. This lack of information may make it more difficult for an investor to evaluate an investment in the Shares. See “Risks Related to Compliance and Regulation” under “Risk Factors.”

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in the Shares involves a high degree of risk, including material income tax risks and risks arising from potential conflicts of interest between the Manager and the Company. See “Risk Factors” beginning on page 13 for risks you should consider before buying the Shares. These risks include, but are not limited to, the following:

•	We have no prior operating history or established financing sources, and the prior performance of other real estate investment programs sponsored by affiliates of the Manager may not be an indication of our future results;
•	We may change our targeted investments and investment guidelines without shareholder consent;
•	If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of an investment in us will fluctuate with the performance of the specific investments we make;
•	Declining real estate values and impairment charges could adversely affect our financial condition and operating results;
•	As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent directors or independent board committees;
•	Our performance and the value of our properties will be subject to general economic conditions and risks associated with our real estate assets;
•	We are offering shares pursuant to amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuer will make our Shares less attractive to investors as compared to a traditional initial public offering;
•	Because the Manager is not prohibited from creating further real estate programs that may use investment strategies that are similar to ours, the Manager and its and our executive officers may face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor;
•	Our officers face conflicts of interest related to the positions they hold with entities affiliated with the Manager, which could diminish the value of the services they provide to us; and
•	Failure to maintain our qualification as a REIT would have significant adverse consequences to us and the per share trading price of our stock.

The United States Securities and Exchange Commission does not pass upon the merits of, or give its approval to, any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular follows the Offering Circular disclosure format.

The date of this offering circular is August [•], 2024

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

In this offering circular, Kronos Real Estate Investments, Inc. is referred to as “Kronos,” “the Company,” “we,” “us” or “our.” The Company’s subsidiary, Kronos Real Estate Operations, LLC, is referred to as the “Operating Partnership.” Kronos Fund Management, LLC is referred to as the “Manager.”

Please carefully read the information in this offering circular and any accompanying offering circular amendments and supplements, which we refer to collectively as the “offering circular.” You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the Commission, using a continuous offering process. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the Commission.

We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of the Shares shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

The offering circular and all supplements and reports that we have filed or will file in the future can be read at the Commission’s website, www.sec.gov.

The Manager will be permitted to make a determination that a purchaser of Shares in this offering is a “qualified purchaser” in reliance on the information and representations provided by the investor regarding the investor’s financial situation. Before making any representation that an investment does not exceed applicable thresholds, we encourage investors to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage investors to refer to www.investor.gov.

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INVESTMENT CRITERIA

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, as amended (the “Securities Act”)). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions. In order to be a “qualified purchaser,” a purchaser of Shares must satisfy one of the following:

(1) Non-Accredited Investors: If you are not an accredited investor (as defined below), your investment in Shares may not be more than 10% of the greater of:

(a)	If you are a natural person:

i.	your individual net worth, or joint net worth with your spouse, excluding the value of your primary residence (as described below); or

ii.

your individual income, or joint income with your spouse, received in each of the two most recent years and you have a reasonable expectation that an investment in the Shares will not exceed 10% of your individual or joint income in the current year.

(b)	If you are not a natural person,

i.	your revenue, as of your most recently completed fiscal year end; or

ii.	your net assets, as of your most recently completed fiscal year end.

For purposes of this definition, “net worth” means the excess of total assets at fair market value over total liabilities, except that the value of the principal residence owned by a natural person will be excluded for purposes of determining such natural person’s net worth. In addition, for purposes of this definition, the related amount of indebtedness secured by the primary residence up to the primary residence’s fair market value may also be excluded, except in the event such indebtedness increased in the 60 days preceding the purchase of our common stock and was unrelated to the acquisition of the primary residence, then the amount of the increase must be included as a liability in the net worth calculation. Moreover, indebtedness secured by the primary residence in excess of the fair market value of such residence should be considered a liability and deducted from the natural person’s net worth. In the case of fiduciary accounts, the net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and fiduciary directly or indirectly provides funds for the purchase of the Shares; or

(2) Accredited Investors: You are an accredited investor. An “accredited investor” is:

(a)	If a natural person, a person that has:

i.	an individual net worth, or joint net worth with his or her spouse, that exceeds $1,000,000, excluding the value of the primary residence of such natural person (as described below); or
ii.

individual income in excess of $200,000, or joint income with his or her spouse in excess of $300,000, in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

(b)	If not a natural person, one of the following:

i.

a corporation, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

ii.

a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in a Share;

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iii.	a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
iv.	an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
v.	a business development company (as defined in Section 2(a)(48) of the Investment Company Act);
vi.	a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
vii.

an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons who are accredited shareholders;

viii.	a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”));
ix.

a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

x.	an entity in which all of the equity owners are accredited shareholders.

We have the right to reject any investor’s subscription in whole or in part if we determine, in our sole and absolute discretion, that such shareholder is not a “qualified purchaser” for purposes of Regulation A.

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STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Some of the statements in this offering circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this offering circular or otherwise make public statements in order to update our forward-looking statements beyond the date of this offering circular.

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OFFERING CIRCULAR SUMMARY

The following summary highlights information continued elsewhere in this offering circular and should be read in conjunction with, and is qualified in its entirety by, the detailed information appearing elsewhere in this offering circular. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section, before making a decision to invest in our securities.

Securities Offered:

We are offering up to $75,000,000 of Shares. The Shares will be sold at the offering price of $1.00 per share (the “Offering Price”). The minimum purchase is 3,000 Shares, or $3,000. See “Description of Capital Stock and Certain Provisions of Utah Law, Our Charter and Bylaws” and “The Manager and the Management Agreement” under “Management.”

Issuer:

We are a recently organized entity formed for the purpose of acquiring, renovating, leasing, and managing primarily single-family homes and real estate development projects (collectively, the “Properties”).

Use of Proceeds:	The proceeds of this offering will be contributed to our Operating Partnership and will be primarily used to acquire the Properties. See “Use of Proceeds.”

Properties – Description:

There are no limitations on the number or size of the Properties to be acquired by Kronos or the percentage of Offering Proceeds that may be invested in a single Property. We are a development stage company and as of the date of this Memorandum have engaged in no operations. The total number of Properties acquired by Kronos will be determined in the sole discretion of the Manager and will depend, in part, on the number of Shares that are sold by Kronos in this offering, the real estate market and financing conditions and other circumstances outside the control of Kronos and the Manager.

We expect to initially acquire single-family properties as our initial assets. We expect the average purchase price of our single-family properties to be in the range of $250,000 to $750,000, with some properties falling outside of this range. Initially, we intend to target single-family properties in Orlando, Memphis, Indianapolis, South Carolina, Oklahoma City, and Arkansas, and are currently exploring other potential markets. We will generally acquire properties less than 20 years from original construction with three to four bedrooms and two or more baths. Rental rates will be targeted to achieve 4-8% cash-on-cash return on investment, and upgrades are expected to be no more than $10,000, and renovations are expected to be completed within two or three weeks. We may also fund the development of real estate projects such as condominiums or subdivision development. See “Description of the Business.”

Properties – Acquisition:

Kronos intends to purchase the Properties primarily from unaffiliated sellers; however, the Manager has the discretion to acquire Properties from affiliates of Kronos. The terms of the purchase and sale agreements are not currently known. It is anticipated that Kronos will wholly-own the Properties either directly or indirectly; however, Kronos may purchase some of the Properties together with joint venture partners. See “Our REIT Structure” under “Offering Circular Summary.”

Properties – Financing:

Although we plan to acquire properties in cash transactions, we intend to mortgage such properties in order to acquire additional properties. Our target portfolio-wide leverage is between 50% and 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We will seek to secure leverage that is long term, nonrecourse, non-mark-to-market financing, to the extent obtainable on a cost-effective basis; however, we may use floating-rate and other available loan types as well. Our Manager may from time to time modify our leverage policy in its discretion.

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Investment Period:

Kronos intends to hold and operate the properties for up to 12 years, with the option to shorten or extend the timeline at the sole discretion of the Manager based on maximizing returns. While Kronos expects to seek a liquidity transaction within this time frame, there can be no assurance that an acceptable transaction will be available or that the market conditions for a transaction will be favorable during that time period. As a result, investors may be required to hold their Shares beyond the projected liquidity date. To the extent permitted by applicable REIT regulations, dispositions of individual Properties may be made strategically as needed to maximize both short- and long-term returns.

Closings:

The initial closing (the “Initial Closing”) of this offering will occur at such time as Kronos has received subscription agreements for an aggregate of $1,000,000 of Shares (the “Minimum Amount”). Subscription proceeds will be held in escrow in a segregated account controlled by the Company until the Initial Closing. If we do not receive subscriptions for the Minimum Amount by [•], 2025, we will return promptly all subscription amounts without interest; however, investors will not have the right to revoke their subscriptions prior to closing. Thereafter, closings will occur on a rolling basis (each, a “Subsequent Closing” and, together with the Initial Closing, the “Closings”). This offering will continue until the date which is one year from the date that this offering circular is qualified by the Commission which period may be extended for up to one additional year at the sole discretion of Kronos or such earlier time as all the Shares have been sold or Kronos ceases offering Shares at its sole discretion.

Our REIT Structure:

We intend to qualify as a REIT beginning with our taxable year ending December 31, 2024. Our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code of 1986, as amended (the “Code”), relating to, among other things, compliance with the REIT income and asset tests. See “Material U.S. Federal Income Tax Considerations.” There is no assurance that we will qualify as a REIT or, if qualified, will maintain such qualification in the future. See “Risks Related to our Status as a REIT” under “Risk Factors.”

Manager:

Kronos Fund Management, LLC, a Utah limited liability company, is our manager. The mailing address of the Manager is 1201 North 800 East, Orem, UT 84097. See “The Manager and the Management Agreement” under “Management.”

Manager Commitment:	The Manager and its affiliates will be contributing $1,000 concurrently with the Initial Closing.

Experience of the Manager:

The Manager was formed in July 2024 and does not directly have experience managing real estate projects or REITs. However, The Kris Krohn real estate team currently manages over 400 properties valued at over $100 million. Of these properties, 193 involved 9 different offerings of securities, raising over $40 million. See ““The Manager and the Management Agreement” under “Management.”

Compensation to the Manager and its Affiliates:	The Manager and its affiliates are entitled to receive fees, compensation and distributions from the Operating Partnership as set forth below.

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Asset Management Fee:

As compensation for administrative and management services provided, our Manager or its designated assigns will receive an asset management fee calculated as the greater of up to two percent (2%) per annum of total member capital contributions (without reduction for any returned capital) (the “Asset Management Fee”). The Asset Management Fee will be payable in advance on a monthly basis with the first payment being due on the date of the Operating Partnership’s initial property acquisition, and payable monthly or at such later time as our Manager may determine in its sole discretion.

Acquisition Fee:

Our Manager or its designated assigns shall earn an acquisition and due diligence fee of one percent (1%) of the purchase price of each property (multiplied by the percentage of the property that the Operating Partnership is investing in, in the case of a co-investment), payable upon the closing of the purchase of such property or at such later time as our Manager may determine in its sole discretion.

Disposition Fee:

Upon the sale of a property our Manager or its designated assigns shall earn a disposition fee equal to one percent (1%) of the sales price of such property (multiplied by the percentage of the property that the Operating Partnership owns, in the case of a co-investment), payable upon the closing of the sale or at such later time as our Manager may determine in its sole discretion.

Construction Management Fee:

In consideration for any construction or renovation, the Operating Partnership will pay the Manager a Construction Management Fee equal to five percent (5%) of the total third-party costs of the applicable construction or renovation project. The Construction Management Fee will be payable as to fifty percent (50%) of such fee at the beginning of the activity and the remaining 50% at the completion of the activity.

Debt Guaranty Fee:

Our Manager or its affiliates may guarantee recourse debt financing for the Operating Partnership’s benefit and receive a fee of one-half percent (0.5%) of the total loan amount guaranteed. A “bad boy” guaranty will not qualify for the debt guaranty fee.

Property Management Fee:

The Operating Partnership will use a third party or an affiliate of the Manager to provide typical onsite property management services at each property. Each property will bear a property management fee (the “Property Management Fee”), that will be paid to such third party or affiliate of the Manager, in an aggregate annual amount, expected not to exceed 3.5% of the Effective Gross Income of each property, calculated and payable monthly in arrears. “Effective Gross Income” means the total of the gross rents paid under the leases, together with any other revenues generated from any other contract, license, easement or right of occupancy for such property.

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Dividends:

The Company does not expect to declare regular dividends until at such time as the Properties acquired begin to generate positive cash flow. Once commenced, we expect to declare and pay them on a quarterly basis, or less frequently as determined by our board of directors following consultation with the Manager, in arrears. Any dividends we pay will be based on, among other factors, our present and projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time.

The REIT distribution requirements generally require that we make aggregate annual dividend payments to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum dividends under the REIT rules, we will be subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, we may make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. See “Dividend Policy” and “Material U.S. Federal Income Tax Considerations.”

Any dividends that we pay will directly impact our net asset value (“NAV”), by reducing the amount of our assets. Over the course of your investment, your dividends plus the change in NAV (either positive or negative) will produce your total return.

Certain Affiliate Transactions:

Affiliates of the Manager may be retained by Kronos from time to time, on a non-exclusive basis and on commercially competitive terms, to provide various services in connection with Kronos’ business, including, without limitation, financial, development, sales and marketing, leasing and other similar services. Transactions between the Manager or its affiliates and Kronos will require the Independent Representative’s approval.

Indemnification:

The Manager and its affiliates, members, directors, officers, agents and employees (collectively, “Indemnified Parties”) will not be liable to the Company or its direct or indirect subsidiaries or the shareholders for any act or omission on their part, except for any liability primarily attributable to such party’s gross negligence or willful misconduct. The Company will indemnify the Indemnified Parties for any loss or damage incurred by them in connection with the performance of their duties, responsibilities and obligations to the Company, except for losses which are primarily attributable to their gross negligence or willful misconduct. At the expense of the Company, the Manager may purchase general liability insurance to cover the Manager, its principal, and related persons.

Fiscal Year:	Kronos’ fiscal year will end on December 31 of each year.

Subscription To Purchase Shares:

Each prospective Investor who meets the qualifications described in “Investor Suitability” above and desires to purchase any Shares must:

(1)           Subscribe for an initial investment in the Shares in an amount of at least $3,000 (subject to reduction if this offering is over-subscribed or in the sole discretion of the Manager); and

(2)           Complete, date, execute and deliver to Kronos one copy of the Subscription Agreement.

Independent Auditors:	Assurance Dimensions, LLC

Legal Counsel:	Clyde Snow & Sessions, PC

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Chart

The following chart sets forth the organizational structure of Kronos.

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RISK FACTORS

An investment in the Shares involves substantial risks. You should carefully consider the following risk factors in conjunction with the other information contained in this offering circular before purchasing the Shares. The risks discussed in this offering circular could materially and adversely affect our business, operating results, prospects and financial condition. This could cause the value of the Shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this offering circular.

RISKS RELATED TO KRONOS

We have no prior operating history or established financing sources, and the prior performance of other real estate investment programs sponsored by affiliates of the Manager may not be an indication of our future results.

While affiliates of the Manager have extensive operating history in real estate, Kronos has no direct operating history and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of the Manager to predict our future results. We were formed on April 15, 2024. As of the date hereof, we have not acquired any properties or other investment, nor do we have any operations or independent financing.

Moreover, neither the Manager nor we have any established financing sources. Currently, we are funded by capital contributions from our sponsor, the Manager. If our capital resources, or those of the Manager, are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

(1)	Identify and acquire investments that further our investment strategy;
(2)	Increase awareness of the Kronos name within the real estate investment market;
(3)	Attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
(4)	Respond to competition for our targeted real estate properties, as well as for potential investors; and
(5)	Continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

There is no public trading market for the Common Stock; therefore, it will be difficult for you to sell your Common Stock. If you are able to sell your Common Stock, you may have to sell them at a substantial discount from the established offering price.

There is no public market for the Common Stock. In addition, the price you receive for the sale of any Common Stock is likely to be less than the proportionate value of our investments. Therefore, you should acquire the Common Stock only as a long-term investment. You may not be able to sell your Common Stock in the event of an emergency, and, if you are able to sell your Shares, you may have to sell them at a substantial discount from the established offering price. It is also likely that your Common Stock would not be accepted as the primary collateral for a loan.

We may not be able to successfully operate our business or generate sufficient cash flows to make or sustain distributions on the Common Stock.

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We may not be able to successfully operate our business or implement our operating policies and investment strategy. Furthermore, we may not be able to generate sufficient cash flows to pay our operating expenses, service any debt and make distributions to holders of the Common Stock. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

(1)	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our investment strategy;
(2)	our ability to effectively manage renovation, maintenance, marketing and other operating costs for our properties;
(3)	our ability to maintain high occupancy rates and target rent levels;
(4)	our ability to compete with other investors entering the residential property sector;
(5)	costs that are beyond our control, including weather-related damage, title litigation, litigation with tenants or tenant organizations, legal compliance, real estate taxes and insurance;
(6)	judicial and regulatory developments affecting landlord-tenant relations that may affect or delay our ability to dispossess or evict occupants or increase rents, such as rent control legislation;
(7)	judicial and regulatory developments affecting banks’ and other mortgage holders’ ability to foreclose on delinquent borrowers;
(8)	reversal of population, employment or retail trends in target markets;
(9)	interest rate levels and volatility, such as the accessibility of short-term and long-term financing on desirable terms;
(10)

economic conditions in our target markets, including changes in employment and corporate earnings and expenses, as well as the condition of the financial and real estate markets and the economy in general; and

(11)	our ability to secure financing for the Properties at the property or portfolio level and to refinance or repay such indebtedness at maturity.

In addition, we face significant competition in acquiring attractive properties on advantageous terms, and the value of the properties that we acquire may decline substantially after we purchase them. Any one or more of these factors could adversely affect our business, financial condition and results of operations.

We may change our targeted investments and investment guidelines without shareholder consent.

Our Manager may change our targeted investments and investment guidelines at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of shares of our common stock and our ability to pay dividends to you.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to holders of the Common Stock is dependent upon the performance of the Manager in the acquisition of our investments and the determination of any financing arrangements as well as the performance of our property managers in the selection of tenants and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more shares of Common Stock we sell, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. You will generally have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of directors, the management ability of the Manager and the performance of the property managers. We cannot be sure that the Manager will be successful in obtaining suitable investments on financially attractive terms.

We could suffer from delays in locating suitable investments as a result of our reliance on the Manager at times when management of the Manager is simultaneously seeking to locate suitable investments for other future Kronos-sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours. Although the Manager will seek to avoid simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more future Kronos-sponsored programs are seeking to invest in similar properties.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in real properties in a timely manner, we will hold the proceeds of the offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay distributions to holders of the Common Stock and the returns received would be adversely affected.

14

We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results.

Our future operating results may depend on our ability to effectively manage growth, which is dependent, in part, upon our ability to:

(1)	stabilize and manage an increasing number of properties and tenant relationships while maintaining a high level of tenant satisfaction and building and enhancing our brand;
(2)	identify and supervise a large number of suitable third parties on which we rely to provide certain services outside of property management to our properties;
(3)	attract, integrate and retain new management and operations personnel as our organization grows in size and complexity;
(4)	continue to improve our operational and financial controls and reporting procedures and systems; and
(5)	scale our technology and other infrastructure platforms to adequately service new properties.

There can be no assurance that we will be able to achieve these results or that we may otherwise be able to manage our growth effectively, or without incurring significant additional expenses. Any failure to do so may have an adverse effect on our business and operating results.

Our future growth depends, in part, on the availability of debt or equity financing. If we cannot obtain financing on terms favorable or acceptable to us, our growth may be limited.

Part of our business strategy may involve the use of debt and equity financing to increase potential returns to holders of the Common Stock in the future. Our inability in the future to obtain additional financing on attractive terms, or at all, could adversely impact our ability to execute our business strategy, which could adversely affect our growth prospects and future returns. Our access to capital depends, in part, on:

(1)	general business conditions;
(2)	financial market conditions;
(3)	the market’s perception of our business prospects and growth potential;
(4)	our then-existing debt levels; and
(5)	our expected earnings, cash flow and distributions.

We cannot assure you that we will be able to obtain debt or equity financing on terms favorable or acceptable to us or at all. If we are unable to do so, then we may have to curtail our investment activities, which could limit our growth prospects, and we may be forced to dispose of assets at inopportune times in order to maintain our REIT qualification or satisfy our debt obligations. We continue to seek additional sources of financing for our acquisitions. Our pace of acquisitions may depend on the level of funds available for investment. In addition, if we are unable to obtain debt financing, then we may have to rely more heavily on additional equity issuances, which may be dilutive to holders of the Common Stock, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to holders of the Common Stock and other purposes.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of an investment in us will fluctuate with the performance of the specific investments we make.

We cannot assure you of the amount of proceeds that will be raised in any offerings of Common Stock. If we are unable to raise substantial funds, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we acquire. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Your investment in the Common Stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

15

The offering price of our Shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you pay.

We established the offering price of our Shares on an arbitrary basis. The selling price of our Shares bears no relationship to our book or asset values or to any other established criteria for valuing shares.

Our revenue and expenses are not directly correlated, and because a large percentage of our costs and expenses are fixed, we may not be able to adapt our cost structure to offset declines in our revenue.

Most of the expenses associated with our business, such as acquisition costs, repairs and maintenance costs, real estate taxes, insurance, utilities, personal and ad valorem taxes, employee wages and benefits and other general corporate expenses, are relatively inflexible and will not necessarily decrease with a reduction in revenue from our business. Some components of our fixed assets will depreciate more rapidly and will require a significant amount of ongoing capital expenditures. Our expenses and ongoing capital expenditures also will be affected by inflationary increases, and certain of our cost increases may exceed the rate of inflation in any given period. By contrast, our rental income will be affected by many factors beyond our control such as the availability of alternative supply chain/logistics properties and economic conditions in our target markets. In addition, state and local regulations may require us to maintain properties that we own, even if the cost of maintenance is greater than the value of the property or any potential benefit from renting the property. As a result, we may not be able to fully offset rising costs and capital spending by raising rental rates, which could have a material adverse effect on our results of operations and cash available for distribution.

We are dependent on our executive officers and dedicated personnel of the Manager, and the departure of any of its key personnel could materially and adversely affect us. We also face intense competition for highly skilled managerial, investment, financial and operational personnel.

We rely on a small number of individuals to carry out our business and investment strategies. Any of the Manager’s senior management may cease to provide services to us at any time. The loss of the services of any of its key management personnel, or our inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results.

In addition, as we expand our operations, the Manager will continue to need to attract and retain additional qualified personnel but may not be able to do so on acceptable terms or at all. Competition for highly skilled managerial, investment, financial and operational personnel is intense. As additional large real estate investors enter the markets that we are targeting and related businesses, the Manager will face increased challenges in hiring and retaining personnel, and we cannot assure you that it will be successful in attracting and retaining such skilled personnel. If the Manager is unable to hire and retain qualified personnel as required, our growth and operating results could be adversely affected.

We may not be able to effectively control the timing and costs relating to the renovation of properties, which may adversely affect our operating results and our ability to make distributions to the holders of our Common Stock.

A portion of our properties acquired through traditional channels are expected to require some level of renovation immediately upon their acquisition or in the future following expiration of a lease or otherwise. We may acquire properties that we plan to renovate extensively. We also may acquire properties that we expect to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. To the extent properties are leased to existing tenants, renovations may be postponed until the tenant vacates the premises, and we will pay the costs of renovating. In addition, from time to time, in order to reposition properties in the rental market, we will be required to make ongoing capital improvements and replacements and perform significant renovations and repairs that tenant deposits and insurance may not cover.

Our properties will have infrastructure of varying ages and conditions. Consequently, we will routinely retain independent contractors and trade professionals to perform physical repair work and are exposed to all of the risks inherent in property renovation and maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timing of receiving necessary work permits, certificates of occupancy and poor workmanship. If our assumptions regarding the costs or timing of renovation and maintenance across our properties prove to be materially inaccurate, our operating results and ability to make distributions to the holders of our Common Stock may be adversely affected.

16

We face significant competition in the leasing market for quality tenants, which may limit our ability to rent our properties on favorable terms or at all.

We depend on rental income for substantially all of our revenues, and to succeed we must attract and retain qualified tenants. We face competition for tenants from other lessors of similar properties, and the continuing development of such properties in many of our markets increases the supply of supply chain/logistics properties and exacerbates competition for tenants. Competing properties may be newer, better located and more attractive to tenants. Potential competitors may have lower rates of occupancy than we do or may have superior access to capital and other resources than we do, which may result in competitive properties offered at lower rental rates than we might offer. Many of these competitors may successfully attract tenants with better incentives and amenities, which could adversely affect our ability to obtain quality tenants and lease our properties on favorable terms or at all.

In addition, increases in unemployment levels and other adverse changes in economic conditions in our markets may adversely affect the creditworthiness of potential tenants, which may decrease the overall number of qualified tenants for our properties within such markets. We could also be adversely affected by accelerating development of competing properties or high vacancy rates of properties in our markets, which could result in an excess supply of comparable properties and reduce occupancy and rental rates.

No assurance can be given that we will be able to attract and retain qualified tenants. Our operating results and ability to make distributions to the holders of the Common Stock, would be adversely affected if we are not able to lease our properties on favorable terms or at all.

Our evaluation of properties involves a number of assumptions that may prove inaccurate, which could result in us paying too much for properties we acquire or overvaluing our properties or our properties failing to perform as we expect.

In determining whether a particular property meets our investment criteria, we make a number of assumptions, including assumptions related to estimated time of possession and estimated renovation costs and time frames, annual operating costs, market rental rates and potential rent amounts, time from purchase to leasing and tenant default rates. These assumptions may prove inaccurate. As a result, we may pay too much for properties we acquire or overvalue our properties, or our properties may fail to perform as anticipated. Adjustments to the assumptions we make in evaluating potential purchases may result in fewer properties qualifying under our investment criteria, including assumptions related to our ability to lease properties we have purchased. Reductions in the supply of properties that meet our investment criteria may adversely affect our ability to implement our investment strategy and operating results.

Furthermore, the properties that we acquire vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. Our success depends on our ability to acquire properties that can be quickly possessed, renovated, repaired, upgraded and rented with minimal expense and maintained in rentable condition. Our ability to identify and acquire such properties is fundamental to our success.

We are subject to risks from natural disasters and severe weather.

Natural disasters and severe weather such as earthquakes, hailstorms, tornadoes, hurricanes or floods may result in significant damage to our properties. The extent of our casualty losses and loss in rental income in connection with such events depends on the severity of the event and the total amount of exposure in the affected area.

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If occupancy levels and rental rates in our target markets do not increase sufficiently to keep pace with rising costs of operations, our rental income and distributable cash will decline.

The success of our business model depends, in part, on conditions in the supply chain and logistics property rental market in our target markets. Our asset acquisitions are premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced. In addition, we expect that as investors like us increasingly seek to capitalize on opportunities to purchase comparable assets and/or convert them to productive uses, the supply of supply chain/logistics properties will increase and the competition for tenants may intensify. A softening of the rental market in our target areas would reduce our rental income and profitability.

We depend on our tenants for substantially all of our revenues. Poor tenant selection and defaults and nonrenewals by our tenants may adversely affect our reputation, financial performance and ability to make distributions to the holders of the Common Stock.

We depend on rental income from tenants for substantially all of our revenues. As a result, our success depends in large part upon our ability to attract and retain qualified tenants for our properties. Our reputation, financial performance and ability to make distributions to the holders of the Common Stock would be adversely affected if a significant number of our tenants fail to meet their lease obligations or fail to renew their leases. For example, tenants may default on rent payments, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, use our properties for illegal purposes, damage or make unauthorized structural changes to our properties that are not covered by security deposits, refuse to leave the property upon termination of the lease, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with applicable regulations, sublet to less desirable individuals in violation of our lease or permit unauthorized persons to live with them. Damage to our properties may delay re-leasing after eviction, necessitate expensive repairs or impair the rental income or value of the property resulting in a lower than expected rate of return. Increases in unemployment levels and other adverse changes in the economic conditions in our markets could result in substantial tenant defaults. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord at that property and will incur costs in protecting our investment and re-leasing the property.

Short-term leases of our properties may expose us to the risk that we may have to re-lease our properties frequently, which we may be unable to do on attractive terms, on a timely basis or at all, which may adversely affect our operating results and our ability to make distributions to holders of the Common Stock.

Certain of our leases are expected to have durations of less than two years. As these leases permit tenants to leave at the end of the lease term without penalty, we anticipate our rental revenues may be affected by declines in market rents more quickly than if our leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs and lower occupancy levels. Our tenant turnover rate and related cost estimates may be less accurate than if we had more operating data upon which to base such estimates. Moreover, we cannot assure you that our leases will be renewed on equal or better terms or at all. If our tenants do not renew their leases or the rental rates for our properties decrease, our operating results and ability to make distributions to the holders of the Common Stock could be adversely affected.

Declining real estate values and impairment charges could adversely affect our financial condition and operating results.

We will periodically review the carrying value of the properties to determine whether their value, based on market factors, projected income and generally accepted accounting principles, has permanently decreased such that it is necessary or appropriate to take an impairment loss in the relevant accounting period. Such a loss would cause an immediate reduction of net income in the applicable accounting period and would be reflected in a decrease in our balance sheet assets. The reduction of net income from impairment losses could lead to a reduction in our dividends and distributions, both in the current and future accounting periods. Impairment charges would adversely affect our financial condition and operating results. Any decline in value of a property could also limit our ability to refinance any indebtedness secured by that Property at maturity and could result in the breach of the covenants in the loan agreements.

18

Uninsured or underinsured losses relating to properties may adversely affect our financial condition, operating results, cash flows and ability to make distributions on the Common Stock.

We will attempt to ensure that our properties are adequately insured to cover casualty losses. However, many of the policies covering casualty losses may be subject to substantial deductibles and carve outs. There are also some losses, including losses from floods, windstorms, fires, earthquakes, acts of war, acts of terrorism or riots, that may not always be insured against or that are not generally fully insured against because it is not deemed economically feasible or prudent to do so. In addition, changes in the cost or availability of insurance could expose us to uninsured casualty losses.

In the event that any of the properties we acquire incur a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss, and we could experience a significant loss of capital invested and potential revenues in these properties and could potentially remain obligated under any recourse debt associated with the property. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a property after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property. Any such losses could adversely affect our financial condition, operating results, cash flows and ability to make distributions to the holders of the Common Stock. In addition, we may have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

Contingent or unknown liabilities could adversely affect our financial condition, cash flows and operating results.

We may acquire properties that are subject to contingent or unknown liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for or with respect to liens attached to properties, unpaid real estate tax or utilities for which a subsequent owner remains liable, clean-up or remediation of environmental conditions or code violations, claims of customers, vendors or other persons dealing with the acquired entities and tax liabilities, among other things. Certain purchases of properties acquired may involve few or no representations or warranties with respect to the properties. Such properties often have unpaid tax and utility liabilities for which we may be obligated but fail to anticipate. In each case, our acquisition may be without any, or with only limited, recourse against the sellers with respect to unknown liabilities or conditions. As a result, if any such liability were to arise relating to our properties, or if any adverse condition exists with respect to our properties that is in excess of our insurance coverage, we might have to pay substantial amounts to settle or cure it, which could adversely affect our financial condition, cash flows and operating results.

In addition, the properties we acquire may be subject to covenants, conditions or restrictions that restrict the use or ownership of such properties. We may not discover such restrictions during the acquisition process, and such restrictions may adversely affect our ability to utilize such properties as we intend.

We will be highly dependent on information systems, and systems failures and delays could significantly disrupt our business, which may, in turn, adversely affect our financial condition and operating results.

Our operations will be dependent upon our acquisition and property management platforms, including marketing, leasing, vendor communications, finance and intracompany communications, which include certain automated processes that require access to telecommunications or the Internet, each of which is subject to system security risks. Certain critical components of our platform are dependent upon third-party service providers and a significant portion of our business operations are conducted over the Internet. As a result, we could be severely impacted by a catastrophic occurrence, such as a natural disaster or a terrorist attack, or a circumstance that disrupted access to telecommunications, the Internet or operations at our third-party service providers, including viruses or hackers that could penetrate network security defenses and cause system failures and disruptions of operations. Even though we believe we utilize appropriate duplication and back-up procedures, a significant outage in telecommunications, the Internet or at our third-party service providers could negatively impact our operations.

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If our confidential information is compromised or corrupted, including as a result of a cybersecurity breach, our reputation and business relationships could be damaged, which could adversely affect our financial condition and operating results.

A cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data or steal confidential information, including information regarding our tenants, prospective tenants, and employees.

Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. In the ordinary course of our business we will acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current tenants, our employees and third-party service providers on our networks and website. The secure processing and maintenance of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions.

Despite system redundancy, the implementation of security measures, required employee awareness training and the existence of a disaster recovery plan for our internal information technology systems, our systems and systems maintained by third party vendors with which we do business are vulnerable to damage from any number of sources. We face risks associated with security breaches, whether through cyber-attacks or cyber intrusions over the Internet, malware, computer viruses, attachment to emails, phishing attempts or other scams, persons inside our organization or persons/vendors with access to our systems and other significant disruptions of our information technology networks and related systems. Our information technology networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations. Even the most well-protected information systems remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not to be detected, and, in fact, may not be detected. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures and thus it is impossible for us to entirely mitigate this risk.

We address potential breaches or disclosure of this confidential personally identifiable information by implementing a variety of security measures intended to protect the confidentiality and security of this information including, among others: (a) engaging reputable, recognized firms to help us design and maintain our information technology and data security systems; (b) conducting periodic testing and verification of information technology and data security systems; and (c) providing periodic employee awareness training around phishing and other scams, malware and other cyber risks. We also maintain cyber risk insurance to provide some coverage for certain risks arising out of data and network breaches. However, there can be no assurance that these measures will prevent a cyber-incident or that our cyber risk insurance coverage will be sufficient in the event of a cyber-attack.

Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, the loss of our residents, disruption to our operations and the services we provide to residents or damage our reputation, any of which could adversely affect our financial condition and operating results.

Government investigations or legal proceedings brought by governmental authorities may result in significant costs and expenses and reputational harm and may divert resources from our operations and therefore could have a material adverse effect on our business, financial condition, operating results or cash flows.

From time to time, we may be subject to government investigations or legal proceedings brought by governmental authorities. Government investigations and any related legal proceedings may result in significant costs and expenses, including legal fees, and divert management attention and company resources from our operations and execution of our business strategy. If any such proceedings are resolved adversely, governmental agencies could impose damages and fines, and may issue injunctions, cease and desist orders and other equitable remedies against us or our directors and officers. The financial costs could be in excess of our insurance coverage or not be covered by our insurance coverage. Any governmental legal proceeding, whether or not resolved adversely, could also negatively impact our reputation. Therefore, government investigations or legal proceedings could have a material adverse effect on our business, financial condition, operating results or cash flows.

20

Future debt service obligations could adversely affect our operating results, may require us to sell properties and could adversely affect our ability to make distributions on the Common Stock.

Our financing strategy contemplates the use of secured debt to finance long-term growth. Our borrowings may contain certain debt covenants that limit the outstanding principal we may incur on our consolidated indebtedness. While we intend to comply with all debt covenants, our governing documents contain no limitations on the amount of debt that we may incur, and our board of directors may change our financing strategy at any time without the approval of the holders of the Common Stock. As a result, we may be able to incur substantial additional debt in the future.

Incurring debt could subject us to many risks, including the risks that:

(1)	our cash flows from operations will be insufficient to make required payments of principal and interest;
(2)	our debt may increase our vulnerability to adverse economic and industry conditions;
(3)

we may be required to dedicate a substantial portion of our cash flows from operations to payments on our debt, thereby reducing cash available for distribution to the holders of the Common Stock, funds available for operations and capital expenditures, future business opportunities or other purposes;

(4)	we violate restrictive covenants in the documents that govern our indebtedness, which would entitle our lenders to accelerate our debt obligations;
(5)	refinancing of the debt may not be available on favorable terms or at all; and
(6)	the use of leverage could adversely affect our ability to make distributions to the holders of the Common Stock.

If we incur debt in the future and do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance the debt through additional debt or equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancing, increases in interest expense could adversely affect our operating results and cash flows and, consequently, cash available for distribution to the holders of the Common Stock. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of substantial numbers of properties on disadvantageous terms, potentially resulting in losses. To the extent we cannot meet any future debt service obligations, we will risk losing some or all of our properties that may be pledged to secure our obligations to foreclosure. Any unsecured debt agreements we enter into may contain specific cross-default provisions with respect to specified other indebtedness, giving the unsecured lenders the right to declare a default if we are in default under other loans in some circumstances. Defaults under our debt agreements could materially and adversely affect our financial condition and results of operations.

Disruptions in the financial markets may materially and adversely affect our ability to secure additional financing.

The credit markets continue to experience significant price volatility, dislocations and liquidity disruptions, the concern of which has led many lenders and institutional investors to reduce, and in some cases cease, to provide credit to businesses and has caused spreads on prospective debt financings to widen considerably. Uncertainty in these markets may affect our ability to obtain additional debt financing at all or on terms favorable or acceptable to us. Our inability to secure additional financing may impede our ability to acquire new properties. Disruptions in the financial markets could have a material adverse effect on us, including our business, results of operations and our financial condition.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the Properties, which could reduce the amount of cash distributions we can make.

When we place mortgage debt on a Property, we run the risk of being unable to refinance the indebtedness when the loan becomes due or being unable to refinance on favorable terms. If interest rates are higher when the Property is refinanced, we may not be able to finance the Property at reasonable rates and our income could be reduced. If this occurs, it would reduce the cash available for distribution to our shareholders and it may prevent us from borrowing more money.

21

We expect that some of our mortgage indebtedness will involve balloon payment obligations, which could adversely affect our ability to make distributions.

We expect that some of our mortgage indebtedness will require us to make a lump-sum or “balloon” payments at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend on our ability to obtain additional financing or our ability to sell the applicable Property. At the time the balloon payment is due, we may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the Property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to our shareholders. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT and/or to avoid federal income tax. Any of these results would have a significant, negative impact on your investment in the Shares.

Interest expense on our debt may limit our cash available to fund our growth strategies and distributions.

Higher interest rates could increase debt service requirements on our floating rate debt and could reduce funds available for operations, distributions to the holders of the Common Stock, future business opportunities or other purposes. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in significant losses.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-11 or listing on a national stock exchange would be. Additionally, we are not required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation.

Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

This offering is focused on attracting a large number of shareholders that plan on making relatively small investments. An inability to attract such shareholders may have an adverse effect on the success of our offering, and we may not raise adequate capital to implement our business strategy.

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D (as that term is defined in Rule 501(a) of Regulation D under the Securities Act) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

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Our reliance on attracting investors that may not meet the net worth or income requirements of “accredited investors” carries certain risks that may not be present in traditional initial public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than “accredited investors,” which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our goal of raising $75,000,000 in our offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

RISKS RELATED TO THE REAL ESTATE INDUSTRY

Our performance and the value of our properties will be subject to general economic conditions and risks associated with our real estate assets.

If the properties we acquire do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, our ability to make distributions to the holders of the Common Stock could be adversely affected. There are significant expenditures associated with an investment in real estate (such as debt service, real estate taxes, insurance and maintenance costs) that generally do not decline when circumstances reduce the income from the property. Income from and the value of the properties we acquire may be adversely affected by the following factors:

(1)

downturns in international, national, regional and local economic conditions (particularly increases in unemployment), including recent and ongoing disruptions in the oil and gas industry, which have impacted certain markets in which our properties are located;

(2)	the attractiveness of the properties we acquire to potential tenants and competition from other properties;
(3)	increases in the supply of, or decreases in the demand for, similar or competing properties in our target markets;
(4)	increases in the cost of land for development activities and construction costs;
(5)	unemployment, bankruptcies, financial difficulties or lease defaults by our tenants;
(6)	declines in the value of supply/logistics real estate;
(7)	changes in interest rates, availability and terms of debt financing;
(8)	increases in property-level maintenance and operating costs and expenses and our ability to control rents;
(9)

changes in, or increased costs of compliance with, governmental laws, rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws, and our potential liability thereunder and the rules and regulations of government or private parties to discourage or deter the purchase or rental of supply chain/logistics properties by entities owned or controlled by institutional investors;

(10)

shortages or rising prices of building materials and construction services, including independent contractor or outside supplier capacity constraints, and the impact of governmental tariffs, duties and/or trade restrictions imposed or increased on building materials and manufacturing defects resulting in recalls of materials;

(11)	our ability to provide adequate management and maintenance;
(12)	changes in the cost or availability of insurance, including coverage for mold or asbestos;
(13)	costs resulting from the clean-up of and liability to third parties for damages resulting from environmental problems, such as mold;
(14)	tenant turnover and the inability to lease or re-lease properties on a timely basis, attractive terms or at all;
(15)	costs and time period required to convert acquisitions to specific leasing requirements and to prepare properties for re-leasing;
(16)	the short-term nature of a portion of our leases and the costs and potential delays in re-leasing;
(17)	the failure of tenants to pay rent when due or otherwise perform their lease obligations;
(18)	unanticipated repairs, capital expenditures or other costs;

(19)	the illiquidity of real estate investments generally;
(20)	the geographic mix of our properties;
(21)	residents’ perceptions of the safety, convenience and attractiveness of our properties and the neighborhoods where they are acquired;
(22)	the ongoing need for capital improvements, particularly in older properties;
(23)	the ability or unwillingness of residents to pay rent increases;
(24)	civil unrest, acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism;
(25)	economic conditions or local laws, which could prevent us from raising rents;
(26)	changes in laws or regulations that limit or restrict the ownership or rental of portfolios of supply chain/logistics properties; and
(27)	changes in laws pertaining to the use and access of the Properties by disabled persons.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Environmentally hazardous conditions may adversely affect our financial condition, cash flows and operating results.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by applicable environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, financial condition, results of operations and, consequently, amounts available for distribution to the holders of the Common Stock.

Compliance with new or more stringent environmental laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We may be subject to environmental laws or regulations relating to our properties, such as those concerning lead-based paint, mold, asbestos, proximity to power lines or other issues. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of residents, existing conditions of the land, operations in the vicinity of the properties or the activities of unrelated third parties. In addition, we may be required to comply with various local, state and federal fire, health, life-safety and similar regulations. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel, civil liability and/or other sanctions.

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We may have difficulty selling our real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to the holders of the Common Stock may be limited.

Real estate investments are relatively illiquid and, as a result, we may have a limited ability to sell our properties. When we sell any of our properties, we may recognize a loss on such sale. We may elect not to distribute any proceeds from the sale of properties to the holders of the Common Stock. Instead, we may use such proceeds for other purposes, including:

(1)	purchasing additional properties;
(2)	repaying debt or buying back shares;
(3)	buying out interests of any co-venturers or other partners in any joint venture in which we are a party;
(4)	creating working capital reserves; or
(5)	making repairs, maintenance or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid the 100% prohibited transactions tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Internal Revenue Code of 1986, as amended (the “Code”), or dispose of our properties through a taxable REIT subsidiary (“TRS”).

RISKS RELATED TO COMPLIANCE AND REGULATION

We are offering our Shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our Shares less attractive to investors as compared to a traditional initial public offering, which may make an investment in our Shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty with regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of Properties, which could severely affect the value of our Shares.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

RISKS RELATED TO CONFLICTS OF INTEREST

We will be subject to conflicts of interest arising out of our relationships with the Manager and its affiliates, including the material conflicts discussed below.

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Because the Manager is not prohibited from creating further real estate programs that may use investment strategies that are similar to ours, the Manager and its and our executive officers may face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

If the Manager were to create additional real estate programs, there may be periods during which one or more Kronos-sponsored programs are seeking to invest in similar properties. As a result, we may be buying properties at the same time as one or more of the other Kronos-sponsored programs managed by officers and other employees of the Manager and/or its affiliates, and these other Kronos-sponsored programs may use investment strategies that are similar to ours. Our executive officers and the executive officers of the Manager may become the executive officers of other Kronos-sponsored funds and their advisors, the managers of Kronos-sponsored partnerships and/or the advisors of fiduciaries of other Kronos-sponsored programs, and these entities are and will be under common control. There is a risk that the Manager will choose a property that provides lower returns to us than a property purchased by another Kronos-sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of the Manager and on behalf of advisors and managers of other Kronos-sponsored programs decide whether to allocate any particular property to us or to another Kronos-sponsored program or affiliate of the Manager, which may have an investment strategy that is similar to ours. In addition, we may acquire properties in geographic areas where other Kronos-sponsored programs own properties. If one of the other Kronos-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

The Manager and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of the holders of the Common Stock.

The Manager and its affiliates are entitled to fees from us under the terms of the management agreement. The Manager is an affiliate of ours. As a result, you do not have the benefit of arm’s length negotiation of the type normally conducted between unrelated parties when this agreement was negotiated. These fees could influence the Manager’s advice to us as well as the judgment of affiliates of the Manager performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

(1)	the continuation, renewal or enforcement of our agreements with the Manager and its affiliates, including the management agreement;
(2)	property acquisitions from third parties, which entitle the Manager to asset management fees;
(3)	borrowings to acquire properties, which borrowings will increase the asset management fees payable to the Manager; and
(4)

whether we seek to internalize our management functions, which internalization could result in our retaining some of the Manager’s key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of the Manager to purchase the assets and operations of the Manager.

Under the management agreement with the Manager, we are obligated to pay the Manager an annual fee based on the cost (including any associated debt) of any investments that we acquire. As a result, the fee the Manager receives in connection with the purchase of an asset is based on the cost of the investment and not based on the quality of the investment or the quality of the services rendered to us. This may influence the Manager to recommend riskier and more costly transactions to us.

The Manager’s executive officers and key personnel and the executive officers and key personnel that conduct our day-to-day operations and this offering may face competing demands on their time, and this may cause our investment returns to suffer.

We rely upon the executive officers and employees of the Manager to conduct our day-to-day operations and this offering. These persons may also conduct the day-to-day operations of other future Kronos-sponsored programs and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

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Our officers face conflicts of interest related to the positions they hold with entities affiliated with the Manager, which could diminish the value of the services they provide to us.

Each of our executive officers is also an officer of the Manager and other entities affiliated with the Manager. As a result, these individuals owe duties to these other entities and their investors, which may conflict with the duties that they owe to us and the holders of the Common Stock. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, including future Kronos-sponsored programs, (2) the timing and terms of the investment in or sale of an asset, (3) development of our properties by affiliates of the Manager, (4) investments with affiliates of the Manager and (5) compensation to the Manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Because we may rely on affiliates of the Manager for the provision of advisory and property management services, if these affiliates are unable to meet their obligations, we may be required to find alternative providers of these services, which could result in a significant and costly disruption of our business.

The Manager may rely on affiliates to provide certain of the services required to be performed under the management agreement. In the event that any of these affiliates becomes unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in a significant disruption of our business and would likely adversely affect the value of your investment in us.

RISKS RELATED TO OUR STATUS AS A REIT

Failure to maintain our qualification as a REIT would have significant adverse consequences to us and the per share trading price of our stock.

We will elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2024 (which may be extended to the tax year ended December 31, 2025) and will operate in a manner that we believe will allow us to maintain our qualification as a REIT. We cannot assure you that we will remain qualified as a REIT in the future. If we lose our REIT qualification, we will face serious tax consequences that would substantially reduce the funds available for distribution to you for each of the years involved because:

(1)	we would not be allowed a deduction for distributions to shareholders in computing our taxable income and would be subject to federal income tax at regular corporate rates; and
(2)	we also could be subject to possibly increased state and local taxes.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury regulations that have been promulgated under the Code, or the Treasury regulations, is greater in the case of a REIT that, like us, holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to maintain our qualification as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our stock, requirements regarding the composition of our assets and a requirement that at least 95% of our gross income in any year must be derived from qualifying sources, such as “rents from real property.” Also, we must make distributions to shareholders aggregating annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gains and losses. In addition, legislation, new regulations, administrative interpretations or court decisions may materially adversely affect our investors, our ability to maintain our qualification as a REIT for federal income tax purposes or the desirability of an investment in a REIT relative to other investments. Even if we maintain our qualification as a REIT for federal income tax purposes, we may be subject to some federal, state and local income, property and excise taxes on our income or property and, in certain cases, a 100% penalty tax, in the event we sell property as a dealer. In addition, any taxable REIT subsidiaries that we own will be subject to tax as regular C corporations in the jurisdictions in which they operate.

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If our Operating Partnership fails to qualify as a partnership or a disregarded entity for federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

We believe that our Operating Partnership will be treated as a partnership or a disregarded entity for federal income tax purposes. During periods in which our Operating Partnership is treated as a disregarded entity, our Operating Partnership will not be subject to federal income tax on its income. Rather, its income will be attributed to us as the sole owner for federal income tax purposes of the Operating Partnership. During periods in which our Operating Partnership has members other than Kronos, the Operating Partnership will be treated as a partnership for federal income tax purposes. As a partnership, our Operating Partnership would not be subject to federal income tax on its income. Instead, each of its partners would be allocated, and may be required to pay tax with respect to, its share of our Operating Partnership’s income. We cannot assure you, however, that the Internal Revenue Service, or the IRS, will not challenge the status of our Operating Partnership or any other subsidiary partnership in which we own an interest as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our Operating Partnership or any such other subsidiary partnership as an entity taxable as a corporation for federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to maintain our qualification as a REIT. Also, if our Operating Partnership or any subsidiary partnerships were treated as entities taxable as corporations, such entities could become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

Any TRS will be subject to federal income tax, and we will be required to pay a 100% penalty tax on certain income or deductions if our transactions with our taxable REIT subsidiaries are not conducted on arm’s length terms.

We may acquire interests in a TRS in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. A TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to federal income tax as a regular C corporation. In addition, a 100% excise tax will be imposed on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis.

To maintain our REIT qualification, we may be forced to borrow funds during unfavorable market conditions.

To maintain our qualification as a REIT, we generally must distribute to our shareholders at least 90% of our REIT taxable income each year, determined without regard to the dividends paid deduction and excluding net capital gains, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. Accordingly, we may not be able to retain sufficient cash flow from operations to meet our debt service requirements and repay our debt. Therefore, we may need to raise additional capital for these purposes, and we cannot assure you that a sufficient amount of capital will be available to us on favorable terms, or at all, when needed, which would materially adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the per share trading price of, our stock. Further, in order to maintain our REIT qualification and avoid the payment of income and excise taxes, we may need to borrow funds to meet the REIT distribution requirements even if the then prevailing market conditions are not favorable for these borrowings. These borrowing needs could result from, among other things, differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments. These sources, however, may not be available on favorable terms or at all. Our access to third-party sources of capital depends on a number of factors, including our current debt levels and our current and potential future earnings. We cannot assure you that we will have access to such capital on favorable terms at the desired times, or at all, which may cause us to curtail our investment activities and/or to dispose of assets at inopportune times, and could adversely affect our financial condition, results of operations, cash flows and our ability to pay distributions to the holders of the Common Stock.

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Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to “qualified dividend income” payable to U.S. shareholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for such reduced tax rates. Instead, our ordinary dividends generally are taxed at the higher tax rates applicable to ordinary income, the current maximum rate of which is 37%. Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including the per share trading price of our stock. However, for taxable years prior to 2026, individual shareholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective federal income tax rate for individuals on the receipt of such ordinary dividends to 29.6%.

The tax imposed on REITs engaging in “prohibited transactions” may limit our ability to engage in transactions which would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we do not intend to hold any properties that would be characterized as held for sale to customers in the ordinary course of our business, unless a sale or disposition qualifies under certain statutory safe harbors, such characterization is a factual determination and no guarantee can be given that the IRS would agree with our characterization of our properties or that we will always be able to make use of the available safe harbors.

Complying with REIT requirements may affect our profitability and may force us to liquidate or forgo otherwise attractive investments.

To maintain our qualification as a REIT, we must continually satisfy tests concerning, among other things, the nature and diversification of our assets, the sources of our income and the amounts we distribute to our shareholders. We may be required to liquidate or forgo otherwise attractive investments in order to satisfy the asset and income tests or to qualify under certain statutory relief provisions. We also may be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution. As a result, having to comply with the distribution requirement could cause us to: (1) sell assets in adverse market conditions; (2) borrow on unfavorable terms; or (3) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt. Accordingly, satisfying the REIT requirements could have an adverse effect on our business results, profitability and ability to execute our business plan. Moreover, if we are compelled to liquidate our investments to meet any of these asset, income or distribution tests, or to repay obligations to our lenders, we may be unable to comply with one or more of the requirements applicable to REITs or may be subject to a 100% tax on any resulting gain if such sales constitute prohibited transactions.

Legislative, regulatory, or administrative changes could adversely affect us or our security holders.

The tax laws or regulations governing REITs or the administrative interpretations thereof may be amended at any time. We cannot predict if or when any new or amended law, regulation, or administrative interpretation will be adopted, promulgated, or become effective, and any such change may apply retroactively. We and our security holders may be adversely affected by any new or amended law, regulation, or administrative interpretation.

On December 22, 2017, the Tax Cuts and Jobs Act was enacted. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules related to the taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and non-corporate tax rates, the Tax Cuts and Jobs Act eliminates and restricts various deductions and limits the ability to utilize net operating losses. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017, and before January 1, 2026. The Tax Cuts and Jobs Act makes numerous large and small changes to the tax rules that do not affect REITs directly but may affect our security holders and may indirectly affect us.

Prospective investors are urged to consult with their tax advisors with respect to the status of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our securities.

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PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical operating results for our Manager and the principal owner and manager of our Manager, Kristoffer Krohn, and the experience of real estate programs sponsored by our Manager or Mr. Krohn, which we refer to as the “Programs.” Investors in our Common Stock should not assume that they will experience returns, if any, comparable to those experienced by investors in our Manager’s affiliated Programs. Investors who purchase shares of our common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our shareholders will depend in part on the mix of assets in which we invest. As our portfolio may not mirror the portfolios of our Manager’s affiliated Programs in any respect, the returns to our shareholders may vary from those generated by our Manager’s affiliated Programs. The Programs were conducted through privately-held entities that were not subject to the fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. As a result, you should not assume the past performance of our Sponsor or the Programs described below will be indicative of our future performance.

The Kris Krohn real estate team currently manages over 400 properties valued at over $100 million. Of these properties, 193 involved 9 different offerings of securities, raising over $40 million.

Each of the Programs has or had investment objectives that are similar to the investment objectives of this offering, as each Program offering was for the primary purpose of acquiring and/or investing in income-producing single family real estate assets as long-term investments for eventual sale with occasional investments in residential multi-family homes, and short-term rentals.

Investors who are considering purchasing Shares might find it useful to review information about the Programs. The fact that a prior Program has been successful (or unsuccessful) does not mean the Company will experience the same results.

There have been no major adverse business developments or conditions experienced by any Project that would be material to purchasers of interests in this offering. The offerings KC I, KC II, KC III, KC IV, KC V, KC VI, KC VII, and KC VIII have all closed but are still in operation.. “KC” stands for Krohn Consortium, which is the common name shared by each Project with the Roman numerals denoting a different fund in sequence.

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USE OF PROCEEDS

The following table sets forth information about how Kronos intends to use the proceeds raised in this offering, assuming that Kronos sells (1) the minimum offering amount of $1,000,000 of Shares and (2) the maximum offering amount of $75,000,000 of Shares. The amounts set forth below represent the Manager’s best estimate since they cannot be precisely calculated at this time. Gross offering proceeds represent the amounts available from the offering before deducting reserves and expenses related to this offering described in this offering circular, including management, legal, accounting, marketing, due diligence and administrative expenses. The remaining proceeds of this offering will be used to pay expenses and fees incurred in this offering itself, including the payment of fees to any broker-dealers that participate in the sale of the Shares. Kronos reserves the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

Sources and Uses

	Amount	%	Amount	%	Amount	%

Gross Offering Proceeds	$10,000,000	100%	$50,000,000	100%	$75,000,000	100.00%

Organization and Offering Expenses	$500,000	5.0%	$500,000	1.0%	$500,000	0.7%
Administration Expenses	$120,000	1.2%	$120,000	0.2%	$120,000	0.2%
Reserves	$500,000	5.0%	$1,000,000	2.0%	2,000,000	2.7%

Available for Investment[1]	$8,880,000	88.8%	$48,380,000	96.8%	$72,380,000	96.5%

1 This assumes no selling commissions will be paid on the sale of the Shares. If any broker-dealers participate in the sale of the Shares, this amount will be reduced by the selling commissions paid on such sales.

The amounts shown as available for investment includes the amount available to pay any required acquisition and advisory fees. Estimates for operating reserves will be established at the time an investment is made.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. Our Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

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DESCRIPTION OF THE BUSINESS

General

Kronos was formed as a Utah corporation on April 15, 2024. The Company has not had operations except for the development of our business plan and this offering. The Company’s business model is to acquire real estate assets throughout the United States, for the purpose of rehabilitation, development, marketing, operation and resale. The real estate asset types and mix will be determined in the sole discretion of our Manager, Kronos Fund Management, LLC; however, we expect to focus on income producing properties and single-family properties in particular, and some real estate development projects. Notwithstanding the foregoing, our properties may also include, among others, multifamily, industrial, retail, mobile home, storage, medical and commercial properties. Our Company may also make loans secured by real estate, including to borrowers affiliated with our Manager. Our Manager has sole authority to decide what properties we invest in and how long to hold such properties.

Kronos intends to qualify as a real estate investment trust, or REIT, commencing with its taxable year ending December 31, 2024, and is structured as an umbrella partnership REIT, commonly called an “UPREIT.” As an UPREIT, Kronos will own substantially all of its assets and conduct substantially all of its operations through Kronos Real Estate Operations, LLC, its Operating Partnership. Kronos, as the sole manager of the Operating Partnership, has exclusive control over the Operating Partnership. Kronos is externally managed, meaning its day-to-day operations are managed by the Manager.

Our Company intends to hold each of its properties in a separate special purpose entity (“SPE”) wholly or majority owned by the Company; although the Company may elect to take minority positions in certain SPE’s; provided that, our Manager believes that such minority investments will not subject the Company to the Investment Company Act of 1940, as amended, or jeopardize the Company’s status as a REIT. We may co-invest in our properties or SPEs with entities affiliated with or controlled by our Manger.

We intend to invest across the U.S. We will look for markets or submarkets with expanding populations, multiple economic sectors, positive job growth and more opportunities for employees and prospective tenants, and low crime rates. In selecting investments, our Manager will consider many factors, including the following: property condition, estimated property taxes over the life of the investment, property insurance costs, potential need for third party or in house property management services, expected and potentially sudden surprise costs, employment opportunities and demographics in the local market. neighborhood safety, nearby and on-site amenities, nearby schools, nearby healthcare facilities, macroeconomic conditions that may influence operating performance, comparable properties, the estimated costs and timing associated with capital improvements of the real estate, third party reports, including appraisals, engineering and environmental reports, and property inspections.

We expect to acquire single-family properties as our initial assets. We expect the average purchase price of our single-family properties to be in the range of $250,000 to $750,000, with some properties falling outside of this range. Initially, we intend to target single-family properties in Orlando, Memphis, Indianapolis, South Carolina, Oklahoma City, and Arkansas, and are currently exploring other potential markets. We will generally acquire properties less than 20 years from original construction with three to four bedrooms and two or more baths. Rental rates will be targeted to achieve between four and eight percent cash on cash return on investment, and upgrades are expected to be no more than $10,000, with completion dates of no more than two or three weeks. The first property to be acquired is still yet to be identified.

We intend to hold our properties for five to ten years, with the option to shorten or extend the timeline at the sole discretion of the Manager based on maximizing returns, and expect to be self-liquidating from the sale of all properties in approximately fifteen years. Upon the sale of a property, we may distribute sale proceeds or elect to reinvest them into another property.

We expect to selectively employ leverage in an attempt to enhance total returns to our members through a combination of senior financing on our real estate acquisitions. Our target portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50% and 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We will seek to secure conservatively structured leverage that is long term, nonrecourse, non-mark to market financing to the extent obtainable on a cost-effective basis; however, we may use floating rate, construction financing and other available loan types as well. Our Manager may from time to time modify our leverage policy in its discretion.

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Our Company’s principal address is 1201 North 800 East, Orem, UT 84097.

Competition

Investing in and owning real estate is highly competitive, and we face competition from many sources, including from other income producing real estate both in the immediate vicinity and the geographic market where our properties are and will be located. Furthermore, our residential properties will compete with numerous housing alternatives in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. The number of competitive properties in a particular area, or any increased affordability of owner ship caused by declining prices, mortgage interest rates and government programs to promote real estate ownership, could adversely affect our ability to retain our residents, lease properties and maintain or increase rental rates. These factors could materially and adversely affect us.

Employees

We do not currently have employees and expect that employees and contractors of our Manager will provide operational and administrative services to the Company. We may engage third-party property managers for our properties and contractors to provide us with professional services, including brokers, accountants and attorneys.

Government Regulation

Regulation of the ownership, renovation and rental of properties varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business. Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us or each series of interests to significant damages or other penalties.

Legal Proceedings

None of the Company, our Manager, or the managing member of our Manager is presently subject to any material legal proceedings.

Although not within the last 10 years, for purposes of full transparency and complete disclosure, we note that our Chief Executive Officer and one of our directors, Kristoffer Krohn, was previously charged by the Commission with offering fraud relating to the sale of unregistered securities. the Commission alleged that The Companies (TC), LLC and its principals, including Mr. Krohn, raised capital through the use of unregistered offerings and made material misrepresentations and omissions relating to the value of properties to be purchased. The Commission also alleged that the offerings, although relying on an exemption pursuant to Rule 506 of Regulation D which prohibited general solicitation, generally solicited investors at meetings that were open to the public.

Mr. Krohn consented to entry of judgment against him without admitting or denying the allegations made by the SEC. The judgment permanently enjoined Mr. Krohn from violations of Sections 5(a), 5(c), and 17(a) of the Securities Act of 1933. He also agreed to pay a civil monetary penalty of $75,000.

Reports to Security Holders

We are required to keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.

Under the Securities Act, we must update this offering circular upon the occurrence of certain material events. We will file offering circular amendments and supplements as appropriate. We are also subject to the informational reporting requirements under the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. We will provide such documents and periodic reports through the SEC’s EDGAR system at www.sec.gov. We will provide holders with copies via email or paper upon request. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for future filings after this offering should our interests become registered under the Exchange Act of 1934, as amended.

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DIVIDEND POLICY

We expect that we will declare and pay dividends on a quarterly basis, or more or less frequently as advised by the Manager, in arrears, based on quarterly record dates. We do not expect to commence paying dividends until the Properties we acquire are generating positive cash flow. Any dividends we make will be following consultation with the Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. Neither we nor the Manager has pre-established a percentage range of return for dividends to shareholders. We have not established a minimum distribution level, and our charter does not require that we pay dividends to our shareholders.

Generally, our policy will be to pay dividends from cash flow from operations. Kronos’ objective is to commence the payment of dividends within two years from the commencement of this offering.

To maintain our qualification as a REIT, we must make aggregate annual dividends to our shareholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our shareholders each year. See “— “Annual Distribution Requirements” under “Requirements for Qualification” under “Material U.S. Federal Income Tax Considerations.” Our board of directors may authorize dividends in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Dividends that you receive, and which are not designated by us as capital gain dividends, will generally be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Dividends that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or Kronos is liquidated, at which time you will be taxed at capital gains rates. See —— “Capital Gain” under  “Taxation of Taxable U.S. Holders of Our Stock Taxation of Shareholders” under “U.S. Federal Income Tax Considerations for Holders of Our Stock” under “Material U.S. Federal Income Tax Considerations.” for an additional discussion of these rules. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. You should not place undue reliance on forward-looking statements, and you should consider carefully the statements made in “Risk Factors” and elsewhere in this offering circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in our forward-looking statements, and that could materially and adversely affect our business, operating results and financial condition.

This Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this offering circular.

Overview

Kronos was formed as a Utah corporation on April 15, 2024. The Company has not had operations except for the development of our business plan and this offering. The Company’s business model is to acquire real estate assets throughout the United States, for the purpose of rehabilitation, development, marketing, operation and resale. The real estate asset types and mix will be determined in the sole discretion of our Manager, Kronos Fund Management, LLC; however, we expect to focus on income producing properties and single-family properties in particular, and some real estate development projects. Notwithstanding the foregoing, our properties may also include, among others, multifamily, industrial, retail, mobile home, storage, medical and commercial properties. Our Company may also make loans secured by real estate, including to borrowers affiliated with our Manager. Our Manager has sole authority to decide what properties we invest in and how long to hold such properties.

Kronos intends to qualify as a real estate investment trust, or REIT, commencing with its taxable year ending December 31, 2024, and is structured as an umbrella partnership REIT, commonly called an “UPREIT.” As an UPREIT, Kronos will own substantially all of its assets and conduct substantially all of its operations through Kronos Real Estate Operations, LLC, its Operating Partnership. Kronos, as the sole manager of the Operating Partnership, has exclusive control over the Operating Partnership. Kronos is externally managed, meaning its day-to-day operations are managed by the Manager.

Operating Results

As of the date of this offering circular, the Company has not generated any revenues and has relied on the Manager to provide funding for its operations to date. The Company’s lack of operating history makes it difficult for potential investors to evaluate the potential success of its business and to assess its future viability.

Liquidity and Capital Resources

The Company is dependent on the proceeds from this offering to acquire OP Units from the Operating Partnership as the Operating Partnership acquires the real estate assets. As of the date of this offering circular, the Company’s assets are nominal and it has limited cash on hand. As of the date of this offering circular, the Manager has paid for initial organizational expenses and certain expenses related to this offering and will continue to fund expenses related to this offering until the Minimum Amount has been raised.

As indicated in the financial statements included elsewhere in this offering circular, as of May 31, 2024, the Company had $516 in cash from the Manager’s contribution to the Company’s initial capitalization. Over time, the Company generally intends to fund its cash needs for items other than asset acquisitions from the ownership and operation of the real estate assets. The Company’s cash needs for acquisitions will be funded primarily through the sale of the Shares through its offering under Regulation A of the Securities Act and from revenue generated from the ownership and operation of the real estate assets. For information regarding the anticipated use of proceeds from this offering, see “Description of the Business” and “Use of Proceeds” beginning on pages 34 and 33, respectively.

Other than reimbursing the Manager for offering expenses, the Company does not have any material commitments for capital expenditures.

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Plan of Operations

As stated above, as of the date of this offering, the Company has not generated any revenues and has conducted no operations other than those related to its organization and the preparation of this offering. The company intends on purchasing its first property within three months from the date the Minimum Amount has been raised and additional properties each month within the first 12 months from the date the Minimum Amount has been raised. The company plans on improving such properties during such time as well.

The company believes that the proceeds from the offering will satisfy its cash requirements for the next 12 months.

Trends

The national economic conditions have shown to be correlated with generally smaller the market for single-family homes during the past year; thereby causing increased pressure on the rental property market. Other than national economic conditions affecting real estate generally, the Company is not aware of any material trends or uncertainties, favorable or unfavorable, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities.

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MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our shareholders as fiduciaries. Our board of directors has retained the Manager to direct the management of our business and affairs, manage our day-to-day affairs and implement our investment strategy, subject to the board of directors’ supervision.

All members of our board of directors will serve annual terms. Upon the expiration of their terms at the annual meeting of shareholders in 2024, directors will be elected to serve a term of one year and until his or her successor is elected and qualified. With respect to the election of directors, each candidate nominated for election to our board of directors must receive a plurality of the votes cast, in person or by proxy, in order to be elected.

Our current directors are also managers of the Manager. In order to ameliorate the risks created by conflicts of interest, our board of directors, when necessary, will appoint an independent representative (the “Independent Representative”) to address any potential conflicts. The Independent Representative will act upon conflicts of interest matters, including transactions between us and the Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

Although the number of directors may be increased or decreased, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed for fraud, gross negligence or willful misconduct as determined by non-appealable decision of a court of competent jurisdiction, or by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Our charter and bylaws provide that any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Our charter and bylaws provide that any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting with the unanimous consent, in writing or by electronic transmissions, of each shareholder entitled to vote on the matter.

Our general investment and borrowing policies are set forth in this offering circular. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and the Manager follow these policies and that these policies continue to be in the best interests of our shareholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this offering circular.

Directors, Executive Officers and Key Employees

The following table sets forth the name and position of each of the executive officers and key employees of our Manager.

Name	Age	Position Held	Term of Office

Kristoffer Krohn	42	President and Director	Since April 16, 2024

Carson Tietjen	37	Secretary and Director	Since April 16, 2024

Ken Kramer	47	Treasurer and Director	Since April 16, 2024

Currently, all of our directors and executive officers are also officers of the Manager and may serve as officers and managers of other entities managed by the Manager.

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Kristoffer Krohn, President and Director

Kristoffer Krohn is a best-selling author, motivational speaker, entrepreneur, and wealth coach with expertise in real estate investing. With over 15 years of experience, he has developed the Strait Path System for acquiring and managing single-family rental homes and has partnered with approximately 4,000 private investors to build high-performing personal retirement real estate portfolios. The real estate investing companies founded by Mr. Krohn have acquired nearly a billion dollars of real estate with the help of his acquisition team and systematic management approach.

Mr. Krohn and his wife are the founders of the Kaiser Foundation, which supports other nonprofits in providing relief globally. He holds a bachelor’s degree from Brigham Young University and an honorary MBA from Stevens-Henager College.

Carson Tietjen, Secretary and Director

Carson Tietjen, age 37, is currently the CEO of the Kris Krohn group of companies. Carson has worked at Uplife Group, LLC since 2019. Uplife Group, LLC is a company with nearly one hundred employees and multiple affiliates, which he directs and oversees. Carson has participated as an instructor in the Kris Krohn CEO Bootcamp, training scores of entrepreneurs. He also works closely with Kris Krohn to educate small business leaders on keys to business opportunity and success. He has worked closely with Kris Krohn for years and oversees and directs virtually all of the Krohn group of companies.

Over the past five years, Carson’s leadership has helped produce a year-over-year doubling of revenue for Uplife Group, LLC. Before filling a seat on the board, Carson was the Marketing Director, where he helped lead social media campaigns that resulted in growth in Uplife Group, LLC’s online traffic and conversions. Prior to working at Uplife Group, LLC, Carson worked as a video production specialist at Strongbrook Direct, a position he still holds.

Carson has earned a B.A. in Media Arts from Brigham Young University and an MFA in Film and Media Production from Chapman University and has become a video production specialist and web analytics guru, growing channels and platforms collectively to hundreds of millions of views.

Trent Leavitt, Treasurer and Director

Trent Leavitt, age 47, is the CEO of Uplife Group, LLC. Trent has been the CEO for multiple companies, including Decipher Forensics from December 2013 until May 2021. From May 2021 to April 2023, Trent served as a subject-matter expert for Nuix, an investigative analytics and intelligence software firm. Trent manages a multi-million-dollar real estate portfolio. He owned Decipher Forensics, a digital forensics company that he sold to Eide Bailly LLP, a top-20 CPA firm, in 2018. Prior to its sale, his company was involved in more than 2,500 civil and criminal cases as expert witnesses. Trent has testified in court as an expert witness and is also a guest lecturer and speaker.

Trent earned a B.S. in Computer Forensics & Digital Information from Champlain College, Burlington, Vermont and completed additional training from the Federal Bureau of Investigation. He now serves the community as a guest lecturer to law firms and law enforcement groups and has guest lectured at multiple universities.

Compensation of Officers and Executive Directors

Our board of directors has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity. However, we currently do not intend to pay our board members or officers any compensation for serving as members of our board of directors and as officers, respectively.

A member of our board of directors who is also an employee of the Manager is referred to as an executive director. Executive directors will not receive compensation for serving on our board of directors. Our board of directors has the authority to fix the compensation of any non-executive directors that may serve on our board of directors in the future. Our board of directors may pay compensation to directors for services rendered to us in any other capacity. We will also reimburse each of our directors for their travel expenses incurred in connection with their attendance at board of directors and committee meetings, if any. We have not made any payments to any of our directors to date.

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We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of our executive officers also serves as an executive officer of the Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. As executive officers of the Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

The Manager and the Management Agreement

The Manager

We operate under the direction of the Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers and managers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The Manager performs its duties and responsibilities pursuant to a management agreement between it and Kronos. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Furthermore, we have agreed to limit the liability of the Manager and to indemnify it against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Property Advisory, Origination and Acquisition Services

(1)	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

(2)	serve as our investment manager with respect to sourcing, underwriting, acquiring, financing, investing in and managing a diversified portfolio of supply chain and logistics properties;

(3)	adopt and periodically review our investment guidelines;

(4)	structure the terms and conditions of our acquisitions, sales and joint ventures;

(5)	enter into service contracts for the Properties and other investments;

(6)	approve and oversee our debt financing strategies;

(7)	approve joint ventures, memberships and other such relationships with third parties;

(8)	approve any potential liquidity transaction;

(9)	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

(10)	oversee and conduct the due diligence process related to prospective investments;

(11)	prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the board of directors to evaluate the proposed investments; and

(12)	negotiate and execute approved investments and other transactions.

Offering Services

(1)	the development of this offering, including the determination of its specific terms;

(2)	preparation and approval of all marketing materials to be used by us relating to this offering;

(3)	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

(4)	creation and implementation of various technology and electronic communications related to this offering; and

(5)	all other services related to this offering.

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Asset Management Services

(1)

investigate, select, and, on our behalf, engage and conduct business with such persons as the Management deems necessary to the proper performance of its obligations under the management agreement, including, without limitation, consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Manager to be necessary or desirable for the performance of any of the services under the management agreement;

(2)	monitor applicable markets and obtain reports (which may be prepared by the Manager or its affiliates) where appropriate, concerning the value of our investments;

(3)	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

(4)

formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

(5)	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

(1)	manage and perform the various administrative functions necessary for our day-to-day operations;

(2)	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

(3)	provide financial and operational planning services and portfolio management functions;

(4)

maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with any regulatory agency, including annual financial statements;

(5)	maintain all appropriate company books and records;

(6)	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(7)	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

(8)	provide us with all necessary cash management services;

(9)	evaluate and obtain adequate insurance coverage based upon risk management determinations;

(10)	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

(11)	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

(12)	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Shareholder Services

(1)	determine our distribution policy and authorizing distributions from time to time;

(2)	manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

(3)	establish technology infrastructure to assist in providing shareholder support and services.

Financing Services

(1)	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

(2)	negotiate terms of, arrange and execute financing agreements;

(3)	manage relationships between us and our lenders, if any; and

(4)	monitor and oversee the service of our debt facilities and other financings, if any.

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Disposition Services

(1)	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

(2)	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Allocation of Property Opportunities

For more information regarding the factors that the Manager may consider in allocating investment opportunities among our additional similar programs, please see “Allocation of Property Opportunities.” under “Our Affiliates’ Interests in Other Entities” under “Conflicts of Interest.”

Executive Officers of the Manager

As of the date of this Memorandum, the executive officers of the Manager and their positions and offices are as follows:

Name	Age	Position Held
Kris Krohn	42	Co-Manager
Carson Tietjen	37	Co-Manager
Trent Leavitt	47	Co-Manager

Biographical information for each of the Manager’s executive officers may be found in “Management – Directors, Executive Officers, and Key Employees.”

Limited Liability and Indemnification of the Manager and Others

Subject to certain limitations, the management agreement limits the liability of the Manager, its officers, members and affiliates for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the Manager, its officers, members and affiliates.

The management agreement provides that to the fullest extent permitted by applicable law the Manager, its officers, members and affiliates will not be liable to us. In addition, pursuant to the management agreement, we have agreed to indemnify the Manager, its officers, members and affiliates to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of Kronos and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the management agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of the Manager’s managers or officers.

Term and Removal of the Manager

The management agreement provides that the Manager will serve for an indefinite term, but that the Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our board of directors may only remove the Manager at any time with 30 days’ prior written notice for “cause.” “Cause” is defined as:

(1)

The Manager’s continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

(2)

the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition;

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(3)

the Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the management agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its affiliates and the Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, then the Manager may not be removed; or

(4)	the dissolution of the Manager.

Unsatisfactory financial performance does not constitute “cause” under the management agreement.

In the event of the removal of the Manager, it will use reasonable efforts to cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding management possesses sufficient qualifications to perform the management function.

Management Compensation

The following information summarizes the forms and estimated amounts of compensation (some of which involve cost reimbursements) to be paid by Kronos, or others, to the Manager and its affiliates. Much of this compensation will be paid regardless of the success or profitability of Kronos. None of these fees were determined by arm’s-length negotiations. Except as disclosed in this Memorandum, neither Kronos nor any of its affiliates, directors, officers, employees, agents or counselors are participating, directly or indirectly, in any other compensation or remuneration with respect to this offering.

Name	Year	Salary	Bonus	Stock Awards	Dividends & Other Compensation	Totals
Kristoffer Krohn	2024 (1)	$120,000.00	TBD	TBD	TBD	$120,000.00
	2023	$120,000.00	$0.00	$0.00	$0.00	$120,000.00
	2022	$208,750.00	$0.00	$0.00	$116,239.00	$324,989.00
	2021	$161,333.40	$0.00	$0.00	$0.00	$161,333.40
Carson Tietjen	2024 (1)	$160,000.00	TBD	TBD	TBD	$160,000.00
	2023	$149,733.33	$17,633.26	$0.00	$0.00	$167,366.59
	2022	$311,475.98	$0.00	$0.00	$0.00	$311,475.98
	2021	$209,628.07	$0.00	$0.00	$0.00	$209,628.07
Trent Leavitt	2024 (1)	$160,000.00	TBD	TBD	TBD	$160,000.00
	2023	$153,333.33	$0.00	$0.00	$0.00	$153,333.33
	2022	$311,475.98	$0.00	$0.00	$0.00	$311,475.98
	2021	$152,168.86	$0.00	$0.00	$0.00	$152,168.86

1Totals for the year ending 2024 are subject to change

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table cites the beneficial ownership of the Shares as of the date of this offering circular for each person or group that holds more than 5% of the Shares and for the executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. Affiliates of the Company and the Manager may purchase Shares in this offering, but only at the same price and on the same terms as other investors in this offering. We will not reserve any portion of the Shares being offered for sale in this offering for sale to any of the foregoing or any other person.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 1201 North 800 East, Orem, UT 84097.

Name of Owner	Number of Shares Owned	Percent of All Shares

Kristoffer Krohn (1)(2)	300	60%

Carson Tietjen (1)	100	20%

Trent Leavitt (1)	100	20%

All directors and executive officers as a group (3 persons) (2)	500	100%

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CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Entities

General

The officers and the key real estate professionals of the Manager, who perform services for us also perform such services for the Manager, are also or will become officers, directors, managers, and/or key professionals of other existing and to be formed entities sponsored or controlled by the Manager (the “Affiliated Entities”). These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of the Manager may organize other real estate programs and acquire for their own account real estate investments that may be suitable for us.

There are no provisions in our charter documents prohibiting our executive officers or directors from acquiring or otherwise investing in properties that would be suitable for us. However, to the extent that any of such persons were to acquire a property that he or she becomes aware of through activities performed for us, such acquisition would likely be deemed to be a breach of such persons’ fiduciary duties to us.

Joint Ventures with Affiliates of the Manager

We may enter into joint venture agreements with future Kronos-sponsored programs for the acquisition, development or improvement of properties. The Manager and/or its affiliates, which will be the advisors to the future Kronos-sponsored programs and affiliated entities, may have the same executive officers and key employees and these persons will face conflicts of interest in determining which Kronos program or other Kronos-advised entity should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Kronos-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Kronos-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Kronos-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Kronos programs or affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another Kronos program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Kronos program or affiliated entity were to attempt to sell similar properties at the same time. See – “Risks Related to Conflicts of Interest” under “Risk Factors.” Conflicts of interest may also exist at such time as we seek to employ developers, contractors, building managers or other third parties. The Manager and the advisors of other Kronos programs and affiliated entities will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. The Manager and the advisors of other Kronos programs and affiliated entities will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, the advisors of other Kronos programs and affiliated entities will not be able to fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

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Allocation of Our Affiliates’ Time

We rely on the Manager and the key real estate, debt finance, management and accounting professionals the Manager has assembled for the day-to-day operation of our business. Future Kronos-sponsored programs will be advised by entities to which may employ many of the same real estate, debt finance, management and accounting professionals. Further, our officers and directors may also become officers and/or directors of some or all of any future Kronos-sponsored programs. As a result of their interests in other Kronos programs, their obligations to other investors and the fact that they engage in and they may engage in other business activities on behalf of themselves and others, our officers and/or directors could face conflicts of interest in allocating their time among us, and any other future Kronos-sponsored program and other business activities in which they are involved. Our executive officers and the key real estate, debt finance, management and accounting professionals affiliated with the Manager who provide services to us are not obligated to devote a fixed amount of their time to us.

The Manager believes that our executive officers and the other key professionals will have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved or may become involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. Because we have not commenced operations, it is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of any future Kronos programs are likely to be very similar, there are significant efficiencies created by the same team of individuals at the Manager providing services to multiple programs. For example, the advisor has streamlined the structure for financial reporting, internal controls and investment approval processes for the programs.

Allocation of Property Opportunities

We rely on the Manager’s executive officers and key real estate professionals to identify suitable investments. The Affiliated Entities also rely on these same key real estate professionals. The Manager and its affiliates have in the past, and expect to continue in the future, to establish and to continue to offer investment opportunities primarily through the Kronos platform, including offerings that will acquire or invest in supply chain and logistics real estate properties.

These additional programs have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one program, the Manager will allocate it according to the policies and procedures adopted by the Manager. Any allocation of this type may involve the consideration of a number of factors that the Manager determines to be relevant. The factors that the members of the Manager could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

(1)	our investment objectives and criteria and those of the Affiliated Entities;
(2)	our cash requirements and those of the Affiliated Entities;
(3)	the effect of the investment on the diversification of the Affiliated Entities’ portfolios by type of investment, and risk of investment;
(4)	our policy and the policy of the Affiliated Entities relating to leverage;
(5)	the anticipated cash flow of the asset to be acquired;
(6)	the income tax effects of the purchase on us or the Affiliated Entities;
(7)	the size of the investment; and
(8)	the amount of funds available to the Affiliated Entities.

If, given all factors considered, a property is equally appropriate for us and those of the Affiliated Entities, the determining factor will be decided by which entity has had investable funds available for the longest period of time.

Except under any policies that may be adopted by the Manager, which policies will be designed to minimize conflicts among the Affiliated Entities’ programs, no Affiliated Entity, including Kronos, will have any duty, responsibility or obligation to refrain from:

(1)	engaging in the same or similar activities or lines of business as any other Affiliated Entity;
(2)	doing business with any potential or actual lender, purchaser, seller or competitor of any other Affiliated Entity;
(3)	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual lenders, purchasers, seller or customers of any other Affiliated Entity; and
(4)	making operational and financial decisions that could be considered to be detrimental to another Affiliated Entity.

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In addition, any decisions by the Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one Affiliated Entity or Kronos more than another Affiliated Entity or limit or impair the ability of any Affiliated Entity or Kronos to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Affiliated Entity or Kronos program that such arrangements or agreements include or not include another Affiliated Entity, as the case may be. Any of these decisions may benefit one Affiliated Entity or Kronos more than another Affiliated Entity.

Receipt of Fees and Other Compensation by the Affiliated Entities and its Affiliates

The Manager and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence the Manager’s advice to us as well as the judgment of affiliates of the Manager, some of whom also serve as the Manager’s officers and the key real estate professionals. Among other matters, these compensation arrangements could affect their judgment with respect to:

(1)

the continuation, renewal or enforcement of provisions in the management agreement involving the Manager and its affiliates; offerings of equity by us, which will likely entitle the Manager to increased acquisition fees, origination fees, asset management fees and other fees;

(2)

acquisitions of investments at higher purchase prices, which entitle the Manager to higher acquisition fees, origination fees and asset management fees regardless of the quality or performance of the investment;

(3)	borrowings up to or in excess of our stated borrowing policy to acquire investments, which borrowings will increase asset management fees payable by us to the Manager;
(4)	whether and when we seek to list our Shares on a stock exchange or other trading market;
(5)

whether we seek shareholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of the Manager who are performing services for us on behalf of the Manager for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from the Manager;

(6)	whether and when we seek to sell Kronos or its assets; and
(7)	whether and when we merge or consolidate our assets with other companies, including companies affiliated with the Manager.

Indemnification Agreements

We intend to enter into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our charter and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Utah law. See “Limitations on Director and Officer Liability and Indemnification” under “Management.”

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Measures

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Independent Representative

If the Manager or its affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction,” the Independent Representative will review and approve such transactions. Principal transactions are defined as transactions between the Manager or its affiliates, on the one hand, and us or one of our subsidiaries, on the other hand the value of which is not otherwise quantifiable based on independent third-party valuations, for example third-party appraisals of real estate assets. The Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

Our Policies Relating to Conflicts of Interest

In addition to the provisions in the management agreement described below and the Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with the Manager, its officers or any of its affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions unless the transaction price is based on an independent third-party appraisal or such transaction is approved by the Independent Representative:

(1)	sell or lease any investments to the Manager, its officers or any of their affiliates; and
(2)	acquire or lease any investments from the Manager, its officers or any of its affiliates.

We may, however, purchase an investment from an Affiliated Entity in the event that such entities initially acquire an investment that is suitable for us at a time when we are unable to do so, with the intention of providing us the opportunity to acquire the investment at a later date when we are able to acquire the investment. We will not purchase investments from an Affiliated Entity in these circumstances without a determination by the Independent Representative that such a transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to the Affiliated Entity.

These conflicts of interest policies may be amended at any time in the sole discretion of our board of directors.

Other Management Agreement Provisions Relating to Conflicts of Interest

The management agreement contains many other restrictions relating to conflicts of interest including the following:

Term of the Manager. The management agreement provides that the Manager will serve as the Company’s “manager” for an indefinite term, but that the Manager may be removed by us, or may choose to withdraw as the Manager, under certain circumstances. Our board of directors may remove the Manager at any time with 30 days’ prior written notice for “cause.” Unsatisfactory financial performance does not constitute “cause” under the management agreement. The Manager may withdraw as the Company’s manager if we become required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), with such withdrawal deemed to occur immediately before such event. In the event of the removal of the Manager, it will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Term and Removal of the Manager” under “Management.”

Other Transactions Involving Affiliates. Before engaging in a transaction involving an affiliate, the Manager must conclude that all other transactions between us and the Affiliated Entities, the Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

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DESCRIPTION OF CAPITAL STOCK AND CERTAIN PROVISIONS OF

UTAH LAW, OUR CHARTER AND BYLAWS

The following description of our capital stock, certain provisions of Utah law and certain provisions of our charter and bylaws, which will be in effect upon commencement of this offering, are summaries and are qualified by reference to Utah law and our charter and bylaws, copies of which may be obtained by contacting Kronos.

General

We were incorporated in Utah as a corporation on April 15, 2024. Our charter authorizes us to issue: (i) 150,000,000 shares of Common Stock, $0.001 par value per share, and (ii) 25,000,000 shares of preferred stock. We may increase the number of shares of common stock or preferred stock without shareholder consent. We will initially have a single class of Common Stock.

We intend to have a December 31st fiscal year end. In addition, we intend to qualify as a REIT and to be taxed as a REIT under the Code beginning with the year ending December 31, 2024; however, our board of directors may extend such date until the taxable year ending December 31, 2025.

Common Stock in General

Holders of our Common Stock will be entitled to receive such dividends as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we may issue in the future. In any liquidation, each outstanding share of Common Stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential dividends owed to preferred shareholders, if any. Holders of shares of Common Stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of Common Stock have any preference, conversion, exchange, sinking fund, redemption, or appraisal rights. Our Common Stock will be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of Common Stock without certificates. We will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Utah law, would otherwise have been required to appear on our stock certificates will instead be furnished to shareholders upon request and without charge.

We maintain a stock ledger that contains the name and address of each shareholder and the number of shares that the shareholder holds. With respect to uncertificated stock, we will continue to treat the shareholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Voting Common Stock

Subject to the restrictions in our charter on transfer and ownership of shares and except as may otherwise be specified in the charter, the holders of Common Stock are entitled to one vote per share on all matters submitted to a shareholder vote, including election of our directors. Therefore, the holders of a majority of our outstanding shares of Common Stock can elect our entire board of directors. Except as set forth in our charter, including any articles supplementary with respect to any series of preferred stock we may issue in the future, the holders of Common Stock will possess exclusive voting power. Our charter does not provide for cumulative voting in the election of our directors.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of the holders of the Common Stock. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences, and privileges attributable to the Common Stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control.

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Meetings and Special Voting Requirements

An annual meeting of our shareholders will be held each year, on a date and at the time and place set by our board of directors.

Special meetings of shareholders may be called by the chairman of our board of directors, chief executive officer or our board of directors. In addition, a special meeting of the shareholders must be called to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting and the satisfaction by such shareholders of certain procedural requirements set forth in our bylaws.

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at any shareholder meeting constitutes a quorum. The affirmative vote of a plurality of all votes cast is sufficient to elect a director. Unless otherwise provided by the Utah General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is sufficient to approve any other matter which properly comes before the meeting.

Under the Utah General Corporation Law, a Utah corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by its board of directors and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Utah corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for amendments of our charter relating to the restrictions on transfer and ownership of shares and the vote required to amend certain provisions of our charter and except for those amendments permitted to be made without shareholder approval under Utah law or by specific provision in the charter, any amendment to our charter will be valid only if it is declared advisable by our board of directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all votes entitled to be cast on the matter.

Restrictions on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences will not apply to any period prior to the second year for which we elect to be taxable as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock unless exempted by our board of directors. Our board of directors may waive 9.8% ownership limitations with respect to a particular person if our board of directors receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons. These 9.8% ownership limitations will apply as of the first date of the second taxable year for which we elect to be treated as a REIT, which will be January 1, 2024 assuming we elect to be treated as a REIT for the taxable year ending December 31, 2023. However, our charter will also prohibit any actual, beneficial or constructive ownership of our shares that causes us to fail to qualify as a REIT (including any ownership that would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such) and such ownership limitation shall not be waived. In addition, our charter prohibits a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such.

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Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would otherwise cause us to fail to qualify as a REIT (including by virtue of us being “closely held” or through our receipt of related party tenant income) will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. Any attempted transfer of our shares that, if effective, would result in our shares being owned by fewer than 100 persons will be null and void. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the shared trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or dividends, and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and dividends on the shares held in trust and will hold such dividends or dividends in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons will provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The 9.8% ownership limitations described above do not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner will also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of us that might involve a premium price for our shares of common stock or otherwise be in the best interests of our shareholders.

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Investment Criteria, Minimum Investment and Transfer Restrictions

Purchasers of the Common Stock in this offering must be “qualified investors,” as defined in Regulation A promulgated under the Securities Act. See “Investment Criteria.” All transfers and subsequent sales of the Common Stock must comply with applicable state and federal securities laws.

The minimum investment required in this offering is $3,000, or 3,000 Shares. Pursuant to a board policy, you may not transfer your shares of common stock in a manner that causes you or your transferee to own fewer than the number of shares of common stock required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intra-family transfers; family dissolutions; transfers to affiliates; and transfers by operation of law. These minimum investment requirements are applicable unless and until the Common Stock is listed on a national securities exchange, and these requirements may make it more difficult for you to sell your Shares. We cannot assure you that the Common Stock will ever be listed on a national securities exchange.

Shareholder Redemption Plan

While you should view this investment as long-term, we have adopted a redemption plan whereby, on an ongoing basis, a shareholder may obtain liquidity monthly, following a minimum sixty (60) day waiting period after submitting their redemption request. The Manager has designed our redemption plan with a view towards providing investors with an initial period in which they can decide whether a long-term investment in Kronos is right for them. In addition, despite the illiquid nature of the assets expected to be held by Kronos, the Manager believes it is best to provide the opportunity for ongoing liquidity in the event shareholders need it in the form of a discounted redemption price prior to year 5, which economic benefit indirectly accrues to shareholders who have not requested redemption.

Pursuant to our redemption plan, a shareholder may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 1,000 Shares or $20,000 per each redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

The calculation of the redemption price will depend, in part, on whether a shareholder requests redemption within the first eighty-nine (89) days of first acquiring the Shares (the “Introductory Period”) or thereafter (the “Post-Introductory Period”).

During the Introductory Period, the per Share redemption price will be equal to the purchase price of the Shares being redeemed reduced by (i) the aggregate sum of distributions paid with respect to such Shares, rounded down to the nearest cent and (ii) the aggregate sum of distributions, if any, declared but unpaid on the Shares subject to the redemption request. In other words, a Shareholder would receive back their original investment amount, from the redemption price paid, prior distributions received and distributions that have been declared (and that will be received when paid) but would not receive any amounts in excess of their original investment amount.

During the Post-Introductory Period, the per Share redemption price will be calculated based on a declining discount to the per Share price for our Shares in effect at the time of the redemption request and rounded down to the nearest cent. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us. During the Post-Introductory Period, the redemption price with respect to the Shares that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been (i) paid with respect to such Shares prior to the date of the redemption request or (ii) declared but unpaid on such Shares with record dates during the period between the redemption request date and the redemption date.

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Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per Share redemption price) (1)
Less than 90 days (Introductory Period)	100.0	%(2)(3)
90 days until 3 years	95.0	%(4)
3 years to 4 years	96.0	%(5)
4 years to 5 years	97.0	%(6)
More than 5 years	100.0	%(7)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.

(2)	The per Share redemption price during the Introductory Period is calculated based upon the purchase price of the Shares, not the per Share price in effect at the time of the redemption request.

(3)

The Effective Redemption Price during the Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such Shares, the amount of which we are unable to calculate at this time.

(4)

For Shares held at least ninety (90) days but less than three (3) years, the Effective Redemption Price includes the fixed 5% discount to the per Share price for our Shares in effect at the time of the redemption request.

(5)

For Shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 4% discount to the per share price for our Shares in effect at the time of the redemption request.

(6)

For Shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 3% discount to the per share price for our Shares in effect at the time of the redemption request.

(7)	For Shares held at least five (5) years, the Effective Redemption Price does not include any discount to the per share price for our shares in effect at the time of the redemption request.

In addition, in the event the Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the Shares for which redemption requests have been submitted during any given month, such pending requests will be honored on a pro-rata basis, if at all. In the event that not all redemptions are being honored in a given month, the redemption requests not fully honored will have the remaining amount of such redemption requests considered during the next month in which redemptions are being honored. Accordingly, all unsatisfied redemption requests will be treated as requests for redemption on the next date on which redemptions are being honored, with redemptions processed on a pro-rata basis, if at all.

If funds available for the redemption plan are not sufficient to accommodate all redemption requests on such future redemption date, Shares will be redeemed on a pro-rata basis, if at all.

We intend to limit shareholders to one (1) redemption request outstanding at any given time, meaning that, if a shareholder desires to request more or less Shares be redeemed, such shareholder must first withdraw the first redemption request, which may affect whether the request is considered in the “Introductory Period” or “Post-Introductory Period”. For investors who hold Shares with more than one record date, redemption requests will be applied to such Shares in the order in which they settled, on a last in first out basis – meaning, those Shares that have been continuously held for the shortest amount of time will be redeemed first. In addition, we intend to limit individual redemption requests to the lesser of 1,000 Shares or $20,000 per each redemption request, which may affect whether the entirety of a redemption request will be considered to be in the “Introductory Period” or “Post-Introductory Period”.

In accordance with the SEC’s current guidance on redemption plans, we intend to limit redemptions in any calendar month to Shares whose aggregate value (based on the repurchase price per Share in effect as of the redemption date) is less than or equal to 0.5% of the NAV of all of our outstanding Shares as of the first day of such calendar month, and intend to limit the amount redeemed in any calendar quarter to Shares whose aggregate value (based on the repurchase price per Share in effect as of the redemption date) is 1.25% of the NAV of all of our outstanding Shares as of first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, the Manager may elect to increase or decrease the amount of Shares available for redemption in any given month or quarter, as these commercial real estate assets are paid off or sold, but we do not intend to redeem more than 5.00% of the Shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem Shares under the redemption plan.

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Further, the Manager may in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT.

Shareholders will continue to receive distributions with respect to the Shares that are subject to a redemption request between the time you make such a redemption request and the effective date of the redemption. However, if you redeem your Shares during the Introductory Period, those distributions will be credited against the redemption price otherwise payable to you such that your redemption price will be no greater than your original investment.

Indemnification and Limitation of Directors’ and Officers’ Liability

Utah law permits a Utah corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages, except for liability resulting from:

(1)	actual receipt of an improper benefit or profit in money, property or services; or
(2)	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Utah law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

Our charter also authorizes Kronos, to the maximum extent permitted by Utah law, to obligate Kronos to indemnify any present or former director or officer or any individual who, while a director or officer of Kronos and at the request of Kronos, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Utah law, to indemnify any present or former director or officer or any individual who, while a director or officer of Kronos and at the request of Kronos, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Utah law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Utah law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

(1)	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
(2)	the director or officer actually received an improper personal benefit in money, property or services; or
(3)	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Utah law, a Utah corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Utah law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

(1)

a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

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SUMMARY OF OUR OPERATING AGREEMENT

We have summarized the material terms and provisions of the Operating Agreement of Kronos Real Estate Operations, LLC., which we refer to as the “Operating Agreement.”

Management of Our Operating Partnership

Kronos Real Estate Operations, LLC. was formed on July 24, 2024 to acquire and hold assets on our behalf.

We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.

We are and expect to continue to be the sole manager of the Operating Partnership. As of the date of this prospectus, we are the only member of the Operating Partnership.

As the sole manager of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A manager is accountable to its members as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No member of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the Operating Agreement and as required by applicable law. We may not be removed as manager by the members. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. Pursuant to the Management Agreement, however, we have delegated to the Manager authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.

Any future members of the Operating Partnership will expressly acknowledge that we, as manager, are acting on behalf of the Operating Partnership, ourselves and our shareholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the members of the Operating Partnership or our shareholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our shareholders on the one hand and the Operating Partnership’s members on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the Operating Partnership’s members, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the Operating Partnership’s members may be resolved in favor of our shareholders. We are not liable under the Operating Agreement to the Operating Partnership or to any of its members for monetary damages for losses sustained, liabilities incurred or benefits not derived by such members in connection with such decisions, provided that we have acted in good faith.

The Operating Agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Capital Contributions

We intend to contribute the net proceeds from this offering, after payment of fees and expenses attributable to our offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering and our operations.

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If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional members whose investments may be subject to a different management fee and repurchase limitations if our board of directors concludes in good faith that such admittance is in our best interest.

Membership Units Generally

Membership units represent an interest as a member in the Operating Partnership. The Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of membership units of any class, without the consent of the members. Holders of membership units do not have any preemptive rights with respect to the issuance of additional units.

Members of any class do not have the right to participate in the management of the Operating Partnership. Members of any class who do not participate in the management of the Operating Partnership, by virtue of their status as members, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the members of any class are generally limited to approval of specific types of amendments to the Operating Agreement.

Partnership interests in the Operating Partnership, other than the special member interest, are currently just common units. In general, the common units are intended to correspond on a one-for-one basis with our shares of common stock. When we receive proceeds from the sale of shares of our common stock, we will contribute such proceeds to the Operating Partnership and receive Operating Partnership units that correspond to the class of our shares sold.

In general, each common unit will share in distributions from the Operating Partnership when such distributions are declared by us, the manager, which decision will be made in our sole discretion. Upon the Operating Partnership’s liquidation, common units will share on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any membership preferred units and payment of the portion distributable to the holder of the special member interest. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each membership unit, regardless of whether any distributions are made by the Operating Partnership.

For each common unit, investors generally will be required to contribute money or property, with a net equity value determined by the manager. Holders of Operating Partnership units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Operating Partnership units without our consent as manager.

The Manager may elect to receive its management fee in cash or common units, and distributions on the performance participation allocation may be payable in cash or common units. See “Management Compensation” under “Management.” .

For holders other than us or the Manager, after owning an Operating Partnership unit for one year, Operating Partnership unit holders generally may, subject to certain restrictions, exchange Operating Partnership units for a corresponding number of shares of our common stock. The Manager may exchange common units for a corresponding number of common shares at any time.

Distributable Cash will be distributed among the Partners pro rata in accordance with their relative Percentage Interests. Such proceeds apportioned to any other Member shall be distributed in the following amounts and order of priority:

(i)

First, to each of the Members in proportion to and to the extent of the amounts necessary such that the aggregate distributions made by the Operating Partnership to each Member is sufficient to provide each Member with an annual return on his, her or its respective Capital Contributions to the Operating Partnership equal to eight percent (8.0%) per annum, compounded annually.

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(ii)

Then, seventy-five percent (75%) of Distributable Cash to each of the Members in proportion to and to the extent of the amounts necessary such that the aggregate distributions made by the Operating Partnership to each Member is sufficient to provide each Member with an annual return on his, her or its respective Capital Contribution to the Operating Partnership equal to ten percent (10.0%) per annum, compounded annually and twenty-five (25.0%) of Distributable Cash to the Manager.

(iii)

Thereafter, any remaining amounts shall be distributed (i) fifty percent (50.0%)to all of the Members (pro rata to each based on their relative Capital Contributions to the Operating Partnership and (ii) fifty percent (50.0%) to the Manager.

Notwithstanding anything in this Agreement to the contrary, the Manager may at any time elect to defer or waive distribution of (or impose conditions on the right to receive in the future) all or any portion of the Carried Interest Distribution that otherwise would be made to the Manager, except for any such distributions that relate to assets held by the Operating Partnership for one year or less; provided that in such event the Manager shall give notice to the Operating Partnership of such waiver or deferral at least 60 days prior to allocation and distribution of such distributable amounts. Any amount that is not distributed to the Manager due to the preceding sentence shall be distributed to the applicable Members. If an amount is not distributed to the Manager, then, after satisfaction of any applicable condition, the Manager in its sole discretion may elect to receive all or any portion of any subsequent amounts otherwise distributable to such applicable Members until the Manager has received the same aggregate amount of Carried Interest Distributions it would have received had it not elected to defer, waive or impose conditions on, such distributions (each such distribution to the Manager, a “Deferred Carry Distribution”). Any distribution related to Deferred Carry Distributions shall be made only out of Available Profits at the time of such distribution; provided that if the foregoing limits any distributions, such distributions will be made at a later time if possible in compliance therewith.

The Manager will not be obligated to return any portion of performance participation paid based on our subsequent performance.

Issuance of Additional Membership Interests

As sole manager of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional membership interests (including Operating Partnership units), preferred partnership interests or convertible securities.

Our Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for membership interests (including Operating Partnership units) on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in the Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

Transferability of Interests

Without the consent of a majority in interest of the members of the Operating Partnership, other than interests held by us, we may not voluntarily withdraw as the manager of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the members of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the manager of the Operating Partnership.

With certain exceptions, the members may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as manager.

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Exculpation

We, as manager, will not be liable to the Operating Partnership or members for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the Operating Agreement for exculpation of the manager. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification

The Operating Agreement provides for the indemnification of us, as manager, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are the Operating Partnership’s tax matters partner (and partnership representative, as applicable) and have the authority to make tax elections under the Code on the Operating Partnership’s behalf.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

(1)	the tax consequences to you may vary depending on your particular tax situation;
(2)

special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a person holding their interest through a partnership or similar pass-through entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to-market our common stock or preferred stock, a U.S. expatriate, a U.S. shareholder (as defined below) whose functional currency is not the U.S. dollar or are otherwise subject to special tax treatment under the Code;

(3)	this summary does not address state, local or non-U.S. tax considerations;
(4)	this summary does not address other federal tax considerations aside from U.S. federal income taxes, such as alternative minimum taxes or estate taxes;
(5)	this summary assumes that shareholders hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code;
(6)	this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations and non-U.S. persons, except to the limited extent described below; and
(7)	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common stock on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to Kronos and not our Operating Partnership or any other subsidiary.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts, and that a court could agree with the IRS. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that we will operate Kronos and its subsidiaries and affiliates in accordance with their applicable organizational documents.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our common stock will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Kronos

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General

We intend to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2023. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and our operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable us to qualify as a REIT beginning with our taxable year ended December 31, 2023. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership, and various other qualification tests imposed under the Code discussed below. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and gross income tests during such year, some of which depend upon the fair market values of assets in which we directly or indirectly own an interest. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized in this section “General” under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”). While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “Failure to Qualify” under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”).

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our shareholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation.

However, even if we qualify for taxation as a REIT, we will be subject to federal income tax as follows:

(1)

We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid. See “Annual Distribution Requirements” under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”).

(2)

If we have net income from “prohibited transactions,” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See —— “Prohibited Transactions” under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”).

(3)

If we elect to treat property that we acquire with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property will be subject to tax at the highest corporate rate. See “Prohibited Transactions” under “Requirements for Qualification” under “Material U.S. Federal Tax Considerations” and “Foreclosure Property” under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”).

(4)

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability. See “Income Tests” under “Requirements for Qualification” under this section (“Material U.S. Federal Tax Considerations”).

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(5)

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to corporations. See “Material U.S. Federal Income Tax Considerations — Requirements for Qualification — “Asset Tests” Under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”).

(6)

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure. See “Failure to Qualify” under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”).

(7)

If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits. See  “General” under “Requirements for Qualification” under this section (“Material U.S. Federal Tax Considerations”).

(8)

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “Material U.S. Federal Income Tax Considerations — Requirements for Qualification — “General” under “Requirements for Qualification” under “Material U.S. Federal Income Tax Considerations.”

(9)

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years. See “Annual Distribution Requirement” under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”).

(10)

We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRS) if arrangements among us, our tenants and/or our TRS are not comparable to similar arrangements among unrelated parties. See “Effect of Subsidiary Entities” under “Requirements for Qualification” under this section (“Material U.S. Income Tax Considerations”).

(11)

We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 35%. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. See “Tax on Built-in Gains of Former C Corporation Assets” under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”).

(12)

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the shareholders’ basis in our stock. See “Capital Gain” under “Taxation of U.S. Holders of Our Stock” under “U.S. Federal Income Tax Considerations for Holders of Our Stock” under this section (“Material U.S. Federal Income Tax Considerations”).

(13)

We may have subsidiaries or own interests in other lower-tier entities that are C corporations that will elect, jointly with us, to be treated as our TRSs, the earnings of which would be subject to U.S. federal corporate income tax. See “Effect of Subsidiary Entities” under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”).

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No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

General

We intend to elect to be taxed as a REIT under the Code effective with our taxable year ended December 31, 2023 or such later date as determined by our board of directors. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and dividends of income to shareholders, beginning with our taxable year ended December 31, 2023, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;
(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;
(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder;
(9)	that has no earnings and profits from any non-REIT taxable year as of a successor to any subchapter C corporation at the close of any taxable year; and
(10)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, we currently intend to be our taxable year ended December 31, 2023).

We believe that after the offering we will have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above (as described in “Restriction on Ownership of Shares” under “Description of Shares”). These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. In addition, to the extent necessary to assist us in obtaining a sufficient number of shareholders to meet condition (5), we may issue 125 shares of a new series of preferred stock in a private offering.

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We intend to comply with condition (7) above by electing to be taxed as a REIT as part of our U.S. federal income tax return for our taxable year ending December 31, 2023, which may be extended by our board of directors until December 31, 2024.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

In addition, as described in condition (9) above, a REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Upon our election to be taxable as a REIT, any earnings and profits that we may have accumulated while we were taxable as a C corporation would have to be distributed no later than the end of the first year for which we elect REIT status. If we fail to do so, we would not qualify to be taxed as a REIT for that year and a number of years thereafter, unless we are able to rely on certain relief provisions.

The Code provides relief from violations of the REIT gross income requirements, as described below under “Income Tests, under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”) in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met. REITs that take advantage of this relief provision must pay a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “Asset Tests” under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”)) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met. Again, REITs that take advantage of this relief provision must pay a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation but may be subject to state and local taxation in some states. Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any wholly owned domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

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In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any Common Stock in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation (other than a TRS). See “Asset Tests” under “Requirements for Qualification” under “Materials U.S. Federal Tax Considerations” and “Income Tests” under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”).

Taxable REIT Subsidiaries. A TRS is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if we have a TRS that owns, directly or indirectly, securities representing more than 35% of the voting power or value of a subsidiary corporation, that subsidiary would also be treated as our TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

We may own interests in one or more TRSs that may perform certain services for our tenants, receive management fee income and/or hold interests in joint ventures and private equity real estate funds that might hold assets or generate income that could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to pay dividends to our shareholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

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Income Tests

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income generally must be derived from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities other than stock or securities held primarily for sale to customers in the ordinary course of our trade or business.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. This limitation does not apply, however, where the lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the lessee would qualify as rents from real property had we earned the income directly. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We may directly or indirectly receive dividends from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These dividends generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the income and profits of any person. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests.

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We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize our status as REIT. We also have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as non-qualifying rents would jeopardize our status as a REIT.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. For purposes of this analysis, real property includes ancillary personal property whose value is less than 15% of the total value of the collateral. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, the fair market value of the personal property is 15% or more of the total value of the collateral, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. In addition, we may be required to retest an otherwise qualifying mezzanine loan if we modify the loan and the modification results in a “significant modification” of the loan for tax purposes. The retesting is applied by comparing the value of the real property collateral at the time of the modification to the outstanding balance of the modified loan. In certain cases, this could result in a previously qualifying loan becoming unqualified in whole or in part. Moreover, if a mezzanine loan or other loan issued by a partnership or disregarded entity was recharacterized as equity for tax purposes, it would likely mean that we should be treated as owning a preferred partnership interest in the underlying assets and would have to include a share of property revenues and gains in our REIT income tests and asset tests as described below. Although loans between unrelated parties are generally respected as debt for tax purposes, no assurance could be given that such loans would not be recharacterized as equity. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), a REIT holding preferred equity generally will be treated as owning an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize the REIT’s compliance with the REIT income and asset tests described below. In addition, the treatment of interest-like preferred returns in a partnership or a disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. In addition to the risk of loss of REIT status due to non-qualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. If the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a non-qualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or a TRS.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur unexpectedly exceeds the limits on non-qualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income.

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Asset Tests

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)

at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt, and debt instruments issued by publicly offered REITs;

(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;
(3)

except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 20% of the value of our total assets may be represented by securities of one or more TRSs; and
(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets will comply with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through a TRS or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

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After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. In such case we would be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

In addition, see the discussion of investments in loans and preferred equity above under “Income Tests” and the discussion below under “Investments in Loans and Preferred Equity” for a discussion of how such investments could impact our ability to meet the asset tests.

Sale-Leaseback Transactions

We may make investments in the form of sale-leaseback transactions. We intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our shareholders.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of non-cash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “Tax on Built-in Gains of Former C Corporation Assets” under “Requirements for Qualification” under this section (“Material U.S. Federal Income Tax Considerations”) for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. To avoid paying preferential dividends, we must treat every shareholder of the class of shares with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one and will seek to avoid dividend equivalent redemptions. See “Redemption or Repurchase by Us” under “U.S. Holders of Our Stock” under this section ( “Material U.S. Federal Income Tax Considerations”) for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) If the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.

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To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;
(2)	95% of our REIT capital gain net income for the year; and
(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. Our shareholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of dividends that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our shareholders, of any dividends that are actually made as ordinary dividends or capital gains. See “Distributions Generally” under “Taxation of Taxable U.S. Holders of Our Stock” under “U.S. Federal Income Tax Considerations for Holders of Our Stock” under this section (“Material U.S. Federal Income Tax Considerations”).

We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends, or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

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Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate rates. Dividends to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, dividends to our shareholders will generally be taxable to shareholders who are individual U.S. shareholders at a maximum rate of 20%, and dividends received by our corporate U.S. shareholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a five-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” Assuming we elect to be taxed as a REIT for the taxable year ending December 31, 2022, we do not believe we have acquired and do not currently expect to acquire assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. However, part of our investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and we may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

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Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or (3) that hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Investments in Loans and Preferred Equity

Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that any mortgage loans we hold were not properly secured by real estate or that the value of the real estate collateral (at the time of commitment or retesting) was otherwise less than the amount of the loan, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the combined fair market values of the personal and real property combined exceed the balance of the mortgage and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

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In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we generally will be treated as owning an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests described above. In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as REIT. In addition, if the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a non-qualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or TRS.

Tax Aspects of Investments in Partnerships

General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, directly or indirectly owns our properties (generally through lower-tier partnerships and disregarded entities, but the operating partnership also may hold properties through lower-tier REITs or TRSs or other taxable corporations).

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by the operating partnership in a lower-tier property partnership.

A partnership (that is not a publicly traded partnership taxed as a corporation) is generally not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership or will be sufficient for us to make the distributions necessary for us to maintain our qualification as a REIT or avoid entity-level taxes. However, as the manager of the operating partnership, we intend to cause the operating partnership to generally make distributions to us necessary for us to make distributions to our shareholders that will allow us to maintain our qualification as a REIT and to avoid entity-level taxes, but no assurance can be given that the operating partnership will be able to make such distributions.

Generally, an entity with two or more members formed as a partnership or non-corporate entity under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise or is treated as a corporation under special rules for “publicly traded partnerships.” Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners and is not treated as a corporation under the publicly traded partnership rules, or a disregarded entity, if it is treated as having one partner. As a result, if the operating partnership becomes wholly owned by us, it will cease to be a partnership for U.S. federal income tax purposes and become a disregarded entity.

Domestic unincorporated entities with more than one owner may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

(1)	interests in the partnership are traded on an established securities market; or
(2)	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

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A partnership whose interests are not traded on an established securities market will not be treated as a publicly traded partnership if it qualifies for certain safe harbors. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will comply with a “safe harbor” for partnerships with fewer than 100 partners to avoid being classified as a publicly traded partnership. However, no assurance can be given that the operating partnership or any other partnership in which we indirectly hold an interest will at all times satisfy such safe harbor. We reserve the right to not satisfy any safe harbor.

If the operating partnership has greater than 100 partners for U.S. federal income tax purposes and did not meet any other safe harbor to avoid being treated as a publicly traded partnership, there is a risk that the right of a holder of operating partnership common units to redeem the units for cash (or common stock at our option) could cause operating partnership common units to be considered readily tradable on the substantial equivalent of a secondary market. If the operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted and will consist of “qualifying income” under Section 7704 of the Code.

Qualifying income generally includes real property rents and other types of passive income. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause the operating partnership to fail the 90% gross income test applicable to publicly traded partnerships. However, there is sparse guidance as to the proper interpretation of this 90% gross income test, and thus it is possible that differences will arise that prevent us from satisfying the 90% gross income test.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as shareholders, with distributions to such partners being treated as dividends.

Income Taxation of Partnerships and their Partners. Although a Operating Agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations if the allocations do not have “substantial economic effect” and are not otherwise consistent with the partners’ interests in the partnership. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the Operating Agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

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Congress recently revised the rules applicable to federal income tax audits of partnerships (such as the operating partnership) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of the operating partnership or one of its subsidiary partnerships.

U.S. Federal Income Tax Considerations for Holders of Our Stock

The following summary describes the material U.S. federal income tax considerations to you of purchasing, owning and disposing of our stock. This summary assumes you hold shares of our stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

(1)	financial institutions, banks and thrifts;
(2)	insurance companies;
(3)	tax exempt entities (except to the extent discussed in “Taxation of Tax-Exempt Holders of Our Stock” under this section (“Material U.S. Federal Income Tax Considerations”));
(4)	“S” corporations;
(5)	traders in securities that elect to mark-to-market;
(6)	partnerships, pass-through entities and persons holding our stock through a partnership or other pass-through entity;
(7)	individual holders subject to the alternative minimum tax;
(8)	regulated investment companies and REITs;
(9)	non-U.S. corporations or partnerships, and persons who are not residents or citizens of the United States;
(10)	broker-dealers or dealers in securities or currencies;
(11)	U.S. expatriates;
(12)	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;
(13)	U.S. persons whose functional currency is not the U.S. dollar; or
(14)	persons who receive our stock through the exercise of employee stock options or otherwise as compensation.

If you are considering purchasing our stock, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. holder,” we mean a holder of shares of our stock who, for U.S. federal income tax purposes, is:

(1)	an individual who is a citizen or resident of the United States;
(2)

a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise;

(3)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
(4)

a trust, if (a) a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons, for U.S. federal income tax purposes, have the authority to control all of its substantial decisions, or (b) it has a valid election in place to be treated as a U.S. person.

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If you hold shares of our stock and are not a U.S. holder, a partnership or an entity classified as a partnership for U.S. federal income tax purposes, you are a “non-U.S. holder.”

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Holders of Our Stock.

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations, nor, except to the extent provided in “Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our shareholders’ long-term capital gains, based on the allocation of the capital gains amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our shareholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

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(1)

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

(2)	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;
(3)	receive a credit or refund for the amount of tax deemed paid by it;
(4)	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
(5)	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Net Operating Losses. Holders may not include in their individual income tax returns any of our net operating or capital losses. Instead these losses are generally carried over by us for potential offset against our future income.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by our company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Stock. A U.S. holder that sells or disposes of shares of stock will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares of stock for tax purposes. Except as provided below, this gain or loss will be long-term capital gain or loss if the holder has held such stock for more than one year. However, if a U.S. holder recognizes loss upon the sale or other disposition of stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

(1)	is “substantially disproportionate” with respect to the U.S. shareholder;
(2)	results in a “complete termination” of the U.S. shareholder’s stock interest in us; or
(3)	is “not essentially equivalent to a dividend” with respect to the U.S. shareholder,
(4)	all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including the common stock and other equity interests in us, considered to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. shareholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. shareholder depends upon the facts and circumstances at the time that the determination must be made, U.S. shareholders are advised to consult their tax advisors to determine such tax treatment.

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If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. shareholder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes generally will be transferred to its remaining shares of our stock, if any. If a U.S. shareholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our stock.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “Dispositions of Our Stock” under “Taxation of Taxable U.S. Holders of Our Stock” under this section (“Material U.S. Income Tax Considerations”).

Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our stock and the effective date of such provision.

Information Reporting and Backup Withholding. We are required to report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “Taxation of Non-U.S. Holders of our Stock” under this section (“Material U.S. Federal Income Tax Considerations”).

Taxation of Tax-Exempt Holders of Our Stock

Dividend income from us and gain arising upon a sale of our shares of stock generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on the transfer and ownership of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, in the event our common stock becomes publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership, and disposition of shares of our stock, including any reporting requirements.

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Distributions Generally. Distributions that are neither attributable to gain from sales or exchanges by us of U.S. real property interests, or “USRPIs,” nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. If such a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1)	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN (or Form W-8BEN-E, as applicable) evidencing eligibility for that reduced treaty rate; or
(2)	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the holder’s stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted basis in such stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. Under FIRPTA (discussed below), we may be required to withhold 15% of the portion of any distribution that exceeds our current and accumulated earnings and profits. That being said, for withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of USRPIs. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of USRPIs, generally should not be subject to U.S. federal income taxation, unless:

(1)

the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a non-U.S. corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, as discussed above; or

(2)

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

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Pursuant to the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to any applicable alternative minimum tax, and any non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is “regularly traded” on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded holders of our stock that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified holders that are not also qualified holders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders of our stock should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability, provided the non-U.S. holder furnishes required information to the IRS on a timely basis. If we designate any portion of our net capital gain as retained net capital gain, a non-U.S. shareholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Our Stock. Except as described below, gain recognized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our stock generally will not be subject to U.S. taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock may become publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (b) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. holder if the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock is “regularly traded,” as defined by applicable Treasury regulations.

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. holder of such stock would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if:

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(1)	such class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE American; and
(2)

such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder’s holding period.

In addition, dispositions of our stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. An actual or deemed disposition of our stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

If gain on the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, and if shares of the applicable class of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “Distributions Generally” under “Taxation of Non-U.S. Holders of Our Stock” under this section (“Material U.S. Federal Income Tax Considerations”). If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Taxation of Non-U.S. Holders of Our Stock—”Sale of Our Stock” under “Taxation of Non-U.S. Holders of Our Stock” under this section (“Material U.S. Federal Income Tax Considerations”).

Information Reporting Requirements and Backup Withholding. We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a holder of our stock may be subject to backup withholding with respect to distributions unless the holder:

(1)	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
(2)	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding generally may be claimed as a credit against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status to us.

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Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption that occurs outside the U.S. by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. holder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Holders of our stock should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Additional Withholding Tax on Payments Made to Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on our stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our stock or interest on our debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

Tax Rates

The maximum tax rate for non-corporate taxpayers for long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent they are properly designated by us as “capital gain dividends.” In general, dividends payable by a REIT that are not “capital gains dividends” are subject to tax at the tax rates applicable to ordinary income, the maximum rate of which for individuals is 37%. Dividends that a REIT properly designates as “qualified dividend income,” however, are subject to a maximum tax rate of 20% in the case of non-corporate taxpayers. In general, dividends payable by a REIT are only eligible to be taxed as qualified dividend income to the extent that the taxpayer satisfies certain holding requirements with respect to the REIT’s stock and the REIT’s dividends are attributable to dividends received by the REIT from certain taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, certain U.S. shareholders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of stock. Prospective investors should consult their tax advisors regarding the tax rates applicable to them in light of their particular circumstances. For taxable years prior to 2026, individual shareholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective federal income tax rate for individuals on the receipt of such ordinary dividends to 29.6%.

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Possible Legislative or Other Actions Affecting Tax Consequences

Prospective shareholders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act makes major changes to the Code, including a number of provisions of the Code that may affect the taxation of REITs and the holders of their securities. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain and may not become evident for some period of time. Prospective investors should consult their tax advisors regarding the implications of the Tax Act on their investment.

Revised Individual Tax Rates and Deductions

The Tax Act adjusted the tax brackets and reduced the top federal income tax rate for individuals from 39.6% to 37%. In addition, numerous deductions were eliminated or limited, including the deduction for state and local taxes being limited to $10,000 per year. These individual income tax changes are generally effective beginning in 2018, but without further legislation, they will sunset after 2025.

Pass-Through Business Income Tax Rate Lowered through Deduction

Under the Tax Act, individuals, trusts, and estates generally may deduct 20% of “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates) and certain other income items are eligible for the deduction. The deduction, however, is subject to complex limitations to its availability. As with the other individual income tax changes, the provisions related to the deduction are effective beginning in 2018, but without further legislation, they will sunset after 2025.

Maximum Corporate Tax Rate Reduced And Elimination of Corporate Alternative Minimum Tax

The Tax Act reduced the maximum corporate income tax rate from 35% to 21% and reduced the dividends received deduction for certain corporate subsidiaries. The Tax Act also permanently eliminated the corporate alternative minimum tax. These provisions are effective beginning in 2018.

Net Operating Loss Modifications

The Tax Act limited the net operating loss (“NOL”) deduction to 80% of taxable income (before the deduction). The Tax Act also generally eliminated NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law) but allows indefinite NOL carryforwards. The new NOL rules apply beginning in 2018.

Limitations on Interest Deductibility

The Tax Act limits the net interest expense deduction of a business to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. The Tax Act allows a real property trade or business to elect out of such limitation so long as it uses the alternative depreciation system which lengthens the depreciation recovery period with respect to certain property. The limitation with respect to the net interest expense deduction applies beginning in 2018.

Withholding Rate Reduced

The Tax Act reduced the highest rate of withholding with respect to distributions to non-U.S. holders that are treated as attributable to gains from the sale or exchange of U.S. real property interests from 35% to 21%. These provisions are effective beginning in 2018.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than the income tax. Prospective investors should consult their tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our stock.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in shares of our common stock (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making shares of our common stock available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments, and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in shares of our common stock (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither the Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in shares of our common stock by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in shares of our common stock is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with the Manager or one or more of its affiliates, as a result of which the Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if the Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in shares of our common stock should consult with their counsel to determine whether an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

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If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

(1)	in securities issued by an investment company registered under the Investment Company Act;
(2)	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
(3)	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or
(4)	in which equity participation by “benefit plan investors” is not significant (i.e., under 25%).

The shares will constitute “Common Stock” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any Common Stock in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. Our charter provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the manager) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

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If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in shares of our common stock.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in shares of our common stock.

The DOL has issued a final regulation significantly expanding the concept of “investment advice” for purposes of determining fiduciary status under ERISA. The DOL recognized that transactions such as the mere offering of the shares to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts. Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions and we may elect to ensure these conditions are satisfied in connection with the offering of the shares. Finally, fiduciaries of Plans should be aware that the Manager is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of shares and that the Manager has financial interests associated with the purchase of shares including the fees and other allocations and distributions they may receive from us as a result of the purchase of shares by a Plan.

Form 5500. Plan administrators of ERISA Plans that acquire shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan). The descriptions in this Memorandum of fees and compensation, including the fees paid to the Manager, are intended to satisfy the disclosure requirement for “eligible indirect compensation,” for which an alternative reporting procedure on Schedule C of Form 5500 may be available.

83

PLAN OF DISTRIBUTION

The Offering

We are offering up to $75,000,000 of our Shares pursuant to this offering circular. Our Shares will be offered directly by our officers and the officers of the Manager on an ongoing and continuous basis. The officers who will be offering the Shares are not deemed to be brokers under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of Rule 3a4-1(a), officers who sell Shares will not be compensated by commission, will not be associated with any broker or dealer and will limit their activities so that, among other things, they do not engage in oral solicitations of, and comply with certain specified limitations when responding to inquiries from, potential purchasers.

We will commence this offering promptly following the qualification of the offering statement of which this offering circular forms a part and will continue until the earliest of (1) the date which is one year from the date that this offering circular is qualified by the SEC, which period may be extended for up to one additional year at the sole discretion of Kronos, (2) the date upon which all $75,000,000 in Shares have been sold or (3) the date on which we terminate this offering, in our sole discretion. Subscription proceeds will be held in escrow in a segregated account controlled by the Company until closing. If we do not receive subscriptions for the Minimum Amount by [•], 2025 we will return promptly all subscriptions without interest; however, investors will not have the ability to revoke their subscriptions prior to closing. The Initial Closing will occur at such time as we have received subscriptions for the Minimum Amount. Following the Initial Closing, Subsequent Closings will occur on the final business day of each calendar quarter.

Once the Commission qualifies the offering statement, of which this offering circular is a part, we are permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, TV, and the Internet. We plan to primarily use the Internet through a variety of existing Internet advertising mechanisms, such as adwords and search engine optimization (e.g., placement on Yahoo and Google). As a result, it is anticipated that Internet traffic will arrive at a section of our website where prospective investors, who must register on our website and live in jurisdictions were the Shares are permitted to be offered and sold, can find additional information regarding this offering and may initiate a purchase of the Shares in compliance with the Subscription Agreement.

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, seven days per week on our website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our Shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one included as an exhibit to the offering statement of which this offering circular is a part, and wire funds for its subscription amount in accordance with the instructions provided therein.

An investor will become a shareholder, including for tax purposes, and the Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

We have the right to reject any investor’s subscription in whole or in part only if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Purchase Price per Share

The per Share purchase price for Shares will be equal to $1.00 per share.

84

Subscription Agreement

The general forms of subscription agreement that investors will use to subscribe for the purchase of Shares in this offering is included as an exhibit to the offering statement of which this offering circular is a part. The subscription agreements will be returned to the Company’s Transfer Agent. The subscription agreement requires all investors subscribing for Shares to make the following certifications or representations:

●	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

●	a copy of this offering circular was delivered or made available to you at least five business days prior to the date of your subscription agreement;

●	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Investment Criteria” section of this offering circular;

●	you are purchasing the Shares for your own account; and

●	you acknowledge that there is no public market for the Shares and, thus, your investment in Shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of the Company to make every reasonable effort to determine that the purchase of our Shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any Shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Minimum Investment

In order to purchase Shares in this offering, you must initially acquire at least 3,000 Shares unless waived by us. Thereafter, subject to restrictions imposed by state law, you may purchase additional Shares in whole or fractional Share increments subject to a minimum for each additional purchase of 100 Shares. You should carefully read the minimum investment requirements explained in the “Investment Criteria” section of this offering circular.

Suitability

The Company and any soliciting dealers and registered investment advisors recommending the purchase of Shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of the Shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

●	meet the minimum income and net worth standards set forth under “Investment Criteria” on page iii of this offering circular;

●	can reasonably benefit from an investment in our Shares based on your overall investment objectives and portfolio structure;

●	are able to bear the economic risk of the investment based on your overall financial situation;

●	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this offering circular of an investment in our Shares; and

●	have apparent understanding of:

●	the fundamental risks of the investment;

●	the risk that you may lose your entire investment;

●	the lack of liquidity of our Shares;

●	the restrictions on transferability of our Shares; and

●	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments as well as any other pertinent factors. Any soliciting dealers and registered investment advisors recommending the purchase of Shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

85

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of the Issuers, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, these materials will not give a complete understanding of this offering, us or the Shares and are not to be considered part of this offering circular. This offering is made only by means of this offering circular, and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in the Shares.

86

LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon for the Company by Clyde Snow & Sessions, P.C.

87

Financial Statements and Report of

Independent Certified Public Accountants

Kronos Real Estate Investments, Inc.

May 31, 2024

F-1

Kronos Real Estate Investments, Inc.

F-2

Independent Auditor’s Report

To the Shareholder of

Kronos Real Estate Investments, Inc.

Opinion

We have audited the accompanying financial statements of Kronos Real Estate Investments, Inc. (the “Company”), which comprise the balance sheet as of May 31, 2024, and the related statements of operations, changes in shareholder's deficit, and cash flow for the period from April 15, 2024 (inception) to May 31, 2024 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2024, and the related statements of operations, changes in shareholder's deficit, and cash flow for the period from April 15, 2024 (inception) to May 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  2000 Banks Road, Suite 218 | Margate,  FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

F-3

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements include no assets or equity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management's plans regarding those matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Tampa, Florida

July 19, 2024

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  2000 Banks Road, Suite 218 | Margate,  FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

F-4

Kronos Real Estate Investment, Inc.
Balance Sheet
May 31, 2024

ASSETS
Current Assets
Cash	$516
Prepaid and Other Assets	4,440
Total Current Assets	4,956

TOTAL ASSETS	$4,956

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Due to Affiliates	$210,387
Total Current Liabilities	210,387

TOTAL LIABILITIES	210,387

Stockholder's Equity
Preferred stock, $0.001 par, 25,000,000 authorized, 0 issued and outstanding as of May 31, 2024	-
Common stock, $0.001 par, 150,000,000 authorized, 0 issued and outstanding as of May 31, 2024	-
Additional paid in capital	-
Retained earnings	(205,431)
TOTAL STOCKHOLDER'S EQUITY	(205,431)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$4,956

The accompanying notes are an integral part of this financial statement.

F-5

Kronos Real Estate Investment, Inc.
Statement of Operations
For the period from April 15, 2024 to May 31, 2024

REVENUE
Total revenue	$-

EXPENSES
Total operating expenses	205,431

LOSS FROM OPERATIONS	(205,431)

OTHER INCOME (EXPENSES)	-

NET LOSS	$(205,431)

The accompanying notes are an integral part of this financial statement.

F-6

Kronos Real Estate Investment, Inc.
Statement of Stockholder's Equity
For the period from April 15, 2024 to May 31, 2024

	Common	Preferred
	Stock $0.001 Par	Stock $0.001 Par	Additional Paid	Retained
	Value	Value	In Capital	Earnings	Total

April 15, 2024	$-	$-	$-	$-	$-

Issuance of founders shares	-	-	-	-	-

Contribution from shareholder	-	-	-	-	-
-
Net income (loss)	-	-	-	(205,431)	(205,431)

May 31, 2024	$-	$-	$-	$(205,431)	$(205,431)

The accompanying notes are an integral part of this financial statement.

F-7

Kronos Real Estate Investment, Inc.
Statement of Cash Flows
For the period from April 15, 2024 to May 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(205,431)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Increase in Prepaid and Other Assets	(4,440)

Net cash provided by operating activities	(209,871)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in Due to Affiliates	210,387

Net cash provided by financing activities	210,387

NET INCREASE IN CASH	516

Cash at beginning of year	-
Cash at end of year	$516

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during year for interest	$-
Cash paid during year for income taxes	$-

The accompanying notes are an integral part of this financial statement.

F-8

Kronos Real Estate Investments, Inc. Notes to Financial Statements May 31, 2024

Note A – Description of Business and Summary of Significant Accounting Policies

Nature of Operations

Kronos Real Estate Investments, Inc. was organized on April 15, 2024 as a Utah corporation to qualify as a real estate investment trust (REIT). The Company’s primary focus is on the acquisition, renovation, leasing and management of primarily single-family homes.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of less than three months to be cash and cash equivalents. The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Income Taxes

Kronos Real Estate Investments, Inc, with the consent of its directors, has elected to be taxed as a corporation. As the Company is recently organized, no provision or liability for income taxes has been included in the financial statements.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company's tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, estimates and assumptions that affect the application of accounting policies, reported amounts, and disclosures. Actual results could differ from these estimates.

Subsequent Events

Management has evaluated subsequent events through July 17, 2024, the date the financial statements were available to be issued.

Profit and Loss Allocation

Allocations of net profits and losses, as determined for each taxable year of the Company, shall be allocated among the shareholders pro rata in proportion to their ownership interest, as outlined in the Operating Agreement.

Distributions

Distributable cash from operations, as defined in the Operating Agreement, shall be determined at such times and in such amounts by the Board of Directors. Shareholders shall receive distributions at the same time without preference or priority of anyone member, and distributed to the shareholders after certain priority payments have been made, as outlined in the Operating Agreement.

F-9

Kronos Real Estate Investments, Inc. Notes to Financial Statements May 31, 2024

Note B – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.   The ability of the Company to continue as a going concern is dependent upon future sales and obtaining additional capital and financing. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note C– Related Party Transactions

The Company has received advances from its sole shareholder that are currently due on demand and have a zero percent interest rate. Total amount of funds received from the shareholder as of May 31, 2024 was $210,387.

Note D- Shareholder’s Deficit

Pursuant to the Articles of Incorporation (the “Articles”) of Kronos Real Estate Investments, Inc. (the “Corporation”) filed with the Utah Department of Commerce Division of Corporations and Commercial Code (“Division”) on April 15, 2024, the Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock which the Corporation is authorized to issue is one hundred fifty million (150,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this corporation is authorized to issue is twenty-five million (25,000,000) shares, par value $0.001.

As of May 31, 2024, no shares of Common Stock or Preferred Stock have been issued—therefore, as of the above-referenced date, all shares in the Corporation are outstanding.

Regarding the terms of the Preferred Stock, the terms have not yet been set but could be set by the Corporation’s Board (without further shareholder approval) at any time, pursuant to Article III (titled “Shares”) of the Articles, by filing with the Division a Certificate of Designation of Preferences.

Regarding the terms of the Common Stock, the terms are the default of one vote per share. See Subsection (1) of Section 16-10a-721 (“Voting Entitlement of Shares”) of the Utah Revised Business Corporation Act.

F-10

APPENDIX A:

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Kronos Fund Management, LLC and its affiliates, including Kristoffer Krohn (our “Managing Person”), collectively referred to as the “Programs”. Our Managing Person engages in the business of investing in and managing real estate investments.

Our Managing Person’s prior Programs include Krohn Consortium I, LLC (“KC I”), Krohn Consortium II, LLC (“KC II”), Krohn Consortium III, LLC (“KC III”), Krohn Consortium IV, LLC (“KC IV”), Krohn Consortium V, LLC (“KC V”), Krohn Consortium VI, LLC (“KC VI”), Krohn Consortium VII, LLC (“KC VI”), Krohn Consortium VIII, LLC (“KC VIII”), and Krohn Consortium IX, LLC (“KC IX”) . The offering relating to KC I, KC II, KC III, KC IV, KC V, KC VI, KC VII, KC VIII have closed as of the date of this offering circular, and the offering relating to KC IX is presently ongoing. We consider each of these Programs to have “similar investment objectives” with respect to those of the Company because they have the same investment targets to buy and hold residential single-family homes as the primary investment with occasional investments in residential multi-family homes and residential short-term rentals.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this offering circular.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

Description of the Tables

All information contained in the Tables in this Appendix A is as of June 30, 2024. The following tables are included herein:

Table I – Experience in Raising and Investing Funds

Table II – Compensation to Sponsor

Table III – Operating Results of Prior Programs

Table VI – Acquisition of Properties by Program

88

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I sets forth the experience of the Managing Person in raising and investing funds for prior programs, all of which have been nonpublic. Since the Managing Person has closed fewer than ten such programs in the past three years, and since all prior programs have investment objectives similar to ours, information is provided on each prior program. Information is provided as to the manner in which the proceeds of the prior programs have been applied. Also set forth is the timing and length of these offering and the information pertaining to the time period over which the proceeds have been invested. All figures are as of March 31, 2024.

Fund	KC I	KC II	KC III	KC IV
Dollar Amount Offered	$10,000,000	$10,000,000	$10,000,000	$10,000,000
Dollar Amount Raised	$4,398,000	$9,999,936	$5,232,406	$4,667,906
Less Offering Expenses	$50,000	$50,000	$50,000	$50,000
Selling commissions and discounts retained by Affiliates	$0	$0	$0	$0
Reserves	$250,000	$550,000	$250,000	$250,000
Percent available for investment	92.50%	97.50%	97%	96.60%
Percent Leverage of underlying real estate investment	40%	32.71%	27.20%	31.45%
Date Offering Began	6/3/2020	7/20/2021	4/30/2022	7/25/2022
Length of Offering (in months)	12	12	12	12

Months to Invest 90% of amount available	20	15	12	12

Fund	KC V	KC VI	KC VII	KC VIII	KC IX
Dollar Amount Offered	$10,000,000	$10,000,000	$10,000,000	$10,000,000	$10,000,000
Dollar Amount Raised	$4,877,842	$4,282,000	$4,093,029	$4,261,733.41 (still open)	$1,862,135.2 (still open)
Less Offering Expenses	$50,000	$50,000	$50,000	$50,000	$50,000
Selling commissions and discounts retained by Affiliates	$0	$0	$0	$0	$0
Reserves	$250,000	$250,000	$175,000	$175,000	$100,000
Percent available for investment	95.80%	97%	97%	97%	97%
Percent Leverage of underlying real estate investment	31.05%	19.62%	19.98%	0%	0%
Date Offering Began	10/1/2022	12/30/2022	5/1/2023	12/22/2023	4/1/2024
Length of Offering (in months)	12	12	12	12	12

Months to Invest 90% of amount available	6	6	8	6	12 (expected)

89

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Table II sets forth the compensation paid to the Managing Person from prior programs, all of which have been nonpublic. Since the Managing Person has closed less than ten such programs in the past three years, and since all prior programs have investment objectives similar to ours, information is provided on each prior program. All figures are as of June 30, 2024.

Type of Compensation	KC I	KC II	KC III	KC IV
Date Offering Commenced	6/3/2020	7/20/2021	4/30/2022	7/25/2022
Dollar Amount Raised	$4,398,000	$9,999,936	$5,232,406	$4,667,906
Dollar Amount Generated from Operations before Deducting Payments to Managing Person:	$1,351,662	$1,801,552	$689,366	$554,520
Amount paid to Managing Person from operations:	$50,000.00	$372,919.89	$152,301.30	$146,511.68
Asset Management Fee	$50,000.00	NA	NA	NA
Acquisition Fee	NA	$205,565.13	$121,167.41	$87,539.43
Disposition Fee	NA	$17,250.00	$20,460.00	$-
Financing Fee	NA	$113,765.00	$54,877.50	$48,285.00
Property Management Fee	NA	$36,031.04	$13,787.32	$11,090.40

Type of Compensation	KC V	KC VI	KC VII	KC VIII	KC IX
Date Offering Commenced	10/1/2022	12/30/2022	5/1/2023	12/22/2023	4/1/2024
Dollar Amount Raised	$4,877,842	$4,282,000	$4,093,029	$4,261,733.41 (still open)	$1,862,135.2 (still open)
Dollar Amount Generated from Operations before Deducting Payments to Managing Person:	$510,069	$357,245	$214,220
Amount paid to Managing Person from operations:	$164,349.47	$115,046.30	$81,532.81	$26,911.56	$2,304.65
Asset Management Fee	NA	NA	NA	$26,911.56	$2,304.65
Acquisition Fee	$97,490.34	$72,475.16	$70,179.45	NA	NA
Disposition Fee	$-	$-	$-	NA	NA
Financing Fee	$57,584.04	$30,771.25	$23,725.00	NA	NA
Property Management Fee	$10,201.38	$7,144.89	$4,284.40	NA	NA

90

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the operating results of the Krohn Consortium Funds, non-public prior programs with operations in 2020, 2021, 2022, and 2023.

Krohn Consortium I, LLC
Profit and Loss
January 2020 - December 2023

	Jan - Dec 2020	Jan - Dec 2021	Jan - Dec 2022	Jan - Dec 2023	Total
Income
Rental Income	16,456.38	160,495.72	334,243.63	558,049.70	1,069,245.43
Late Fee Income	76.50	2,230.85	2,443.53	1,328.89	6,079.77
Other Rental Income/Refunds	217.66	57.08		674.88	949.62
Total Rental Income	$16,750.54	$162,783.65	$336,687.16	$560,053.47	$1,076,274.82
Total Income	$16,750.54	$162,783.65	$336,687.16	$560,053.47	$1,076,274.82
Cost of Goods Sold
Advertising | Tenant Advertising		24.12	71.28	348.48	443.88
Cleaning Fees		647.92	1,380.00	1,740.00	3,767.92
Gardening		850.00	2,130.00	2,320.00	5,300.00
HOA Fees		424.79	1,714.40	3,146.47	5,285.66
Home Inspection Fees	250.00	1,000.00			1,250.00
Insurance Expense	3,934.00	16,855.12	10,217.88	49,173.55	80,180.55
Pest Control				375.00	375.00
Property Management Fee	4,185.43	20,744.22	34,251.98	61,649.52	120,831.15
Property Taxes	3,604.44	9,780.34	66,291.84	68,173.46	147,850.08
Repairs & Maintenance	1,813.73	7,859.29	32,846.89	59,690.30	102,210.21
Utilities	4.25	1,074.70	1,269.99	5,469.93	7,818.87
Total Cost of Goods Sold	$13,791.85	$59,260.50	$150,174.26	$252,086.71	$475,313.32
Gross Profit	$2,958.69	$103,523.15	$186,512.90	$307,966.76	$600,961.50
Expenses
WealthBlock Fees				1,271.69	1,271.69
DealMaker Fees			600.00	1,800.00	2,400.00
Interest Expense			52,439.95	221,655.72	274,095.67
Legal Fees	5,925.00	14,219.50	9,095.17	787.85	30,027.52
Licensing Fees				425.95	425.95
Mailing/Shipping	45.20				45.20
Management Fees				137,434.50	137,434.50
Other Business Expenses		515.00	4,254.72		4,769.72
Other Miscellaneous Service Cost			10,886.00	286.82	11,172.82
Professional Fees	10,350.00	21,700.00	24,679.20	16,080.72	72,809.92
Taxes Paid		479.05			479.05
TBRE Services				15,600.00	15,600.00
Wire Fees & Bank Charges	215.30	856.21	691.87	108.57	1,871.95
Total Expenses	$16,535.50	$37,769.76	$102,646.91	$395,451.82	$552,403.99
Net Operating Income	$-13,576.81	$65,753.39	$83,865.99	$-87,485.06	$48,557.51
Other Income
Other Income				1,582.72	1,582.72
Total Other Income	$0.00	$0.00	$0.00	$1,582.72	$1,582.72
Other Expenses
Amortization Expense			1,452.88	4,758.83	6,211.71
Depreciation Expense	7,727.66	64,535.43	140,411.65	243,094.52	455,769.26
Total Other Expenses	$7,727.66	$64,535.43	$141,864.53	$247,853.35	$461,980.97
Net Other Income	$-7,727.66	$-64,535.43	$-141,864.53	$-246,270.63	$-460,398.25
Net Income	$-21,304.47	$1,217.96	$-57,998.54	$-333,755.69	$-411,840.74

91

Krohn Consortium II LLC
Profit and Loss
January 2021 - December 2023

	Jan - Dec 2021	Jan - Dec 2022	Jan - Dec 2023	Total
Income
Rental Income	8,398.33	443,110.91	903,990.32	1,355,499.56
Late Fee Income		1,179.74	1,413.32	2,593.06
Other Rental Income/Refunds			4,423.86	4,423.86
Total Rental Income	$8,398.33	$444,290.65	$909,827.50	$1,362,516.48
X - Gain or Loss on Disposition of Properties			-209,010.45	-209,010.45
Total Income	$8,398.33	$444,290.65	$700,817.05	$1,153,506.03
Cost of Goods Sold
Cleaning Fees		11,670.00	28,959.45	40,629.45
Gardening		1,676.00	4,167.48	5,843.48
HOA Fees		508.66	5,289.97	5,798.63
Home Inspection Fees		3,437.86	1,600.00	5,037.86
Management Company Labor		8,195.00	9,257.50	17,452.50
Other Miscellaneous Service Cost		775.00	328.00	1,103.00
Pest Control		180.00	2,525.00	2,705.00
Pool Maintenance/Repair		8,100.00	3,175.00	11,275.00
Property Management Fee	3,084.37	61,218.36	106,892.37	171,195.10
Repairs & Maintenance	150.00	41,490.50	98,385.72	140,026.22
Supplies		6,083.58	6,785.66	12,869.24
Utilities		19,450.07	41,947.76	61,397.83
Water Well Maintenance			3,683.58	3,683.58
Total Cost of Goods Sold	$3,234.37	$162,785.03	$312,997.49	$479,016.89
Gross Profit	$5,163.96	$281,505.62	$387,819.56	$674,489.14
Expenses
Advertising/Promotional		41.94	118.80	160.74
DealMaker Fees		750.00	1,800.00	2,550.00
Draft/Design Services		7,095.42	1,500.00	8,595.42
Insurance Expense	2,837.00	81,559.89	34,586.58	118,983.47
Interest Expense		8,871.64	346,865.86	355,737.50
Internet Services		457.40	595.89	1,053.29
Krohn Management Fees			255,127.41	255,127.41
Acquisition Fees			58,919.00	58,919.00
Asset Management Fees			18,199.29	18,199.29
Disposition Fees			17,250.00	17,250.00
Financing Fees			14,338.00	14,338.00
Total Krohn Management Fees	$0.00	$0.00	$363,833.70	$363,833.70
Legal Fees	12,360.00	3,885.00	2,687.38	18,932.38
License Fees			981.05	981.05
Mailing/Shipping		30.75		30.75
Other Business Expenses		1,493.50	3,177.04	4,670.54
Professional Fees	9,150.00	37,745.30	25,274.33	72,169.63
Property Taxes	32.17	65,871.65	137,414.81	203,318.63
Security		1,560.00		1,560.00
Taxes Paid		345.00		345.00
Wire Fees & Bank Charges	700.00	1,987.50	729.20	3,416.70
Total Expenses	$25,079.17	$211,694.99	$919,564.64	$1,156,338.80
Net Operating Income	$-19,915.21	$69,810.63	$-531,745.08	$-481,849.66
Other Income
Other Income			1,067.16	1,067.16
Total Other Income	$0.00	$0.00	$1,067.16	$1,067.16
Other Expenses
Amortization Expense		472.00	9,936.49	10,408.49
Depreciation Expense	4,433.23	225,115.42	447,930.32	677,478.97
Wealthblock Fees			1,271.69	1,271.69
Total Other Expenses	$4,433.23	$225,587.42	$459,138.50	$689,159.15
Net Other Income	$-4,433.23	$-225,587.42	$-458,071.34	$-688,091.99
Net Income	$-24,348.44	$-155,776.79	$-989,816.42	$-1,169,941.65

92

Krohn Consortium III, LLC
Profit and Loss
January 2022 - December 2023

	Jan - Dec 2022	Jan - Dec 2023	Total
Income
Rental Income	85,949.00	382,883.93	468,832.93
Late Fee Income	18.75		18.75
Total Rental Income	$85,967.75	$382,883.93	$468,851.68
X - Gain or Loss on Disposition of Property			0.00
Disposition of 148 E Lexington		-48,382.09	-48,382.09
Disposition of 159 E Lexington		-29,401.43	-29,401.43
Total X - Gain or Loss on Disposition of Property	$0.00	$-77,783.52	$-77,783.52
Total Income	$85,967.75	$305,100.41	$391,068.16
Cost of Goods Sold
Cleaning Fees	3,855.67	10,075.00	13,930.67
Gardening	966.00	1,432.48	2,398.48
HOA Fees	8,311.83	12,496.99	20,808.82
Home Inspection Fees	400.00	1,175.00	1,575.00
Insurance Expense	5,265.43	32,536.77	37,802.20
Pest Control		1,089.93	1,089.93
Property Management Fee	12,337.09	47,004.47	59,341.56
Property Taxes	4,142.42	88,921.94	93,064.36
Repairs & maintenance	25,216.55	21,352.04	46,568.59
Utilities	3,184.04	13,133.78	16,317.82
Total Cost of Goods Sold	$63,679.03	$229,218.40	$292,897.43
Gross Profit	$22,288.72	$75,882.01	$98,170.73
Expenses
Administrative Costs		0.00	0.00
Advertising & marketing	169.02	128.70	297.72
Advertising/Promotional	29.70	63.36	93.06
AirBnB/Vrbo Fees	1,414.92	1,613.59	3,028.51
Wealthblock Fees		1,271.69	1,271.69
DealMaker Fees	8,940.00	425.00	9,365.00
General business expenses			0.00
Bank fees & service charges	881.50	30.00	911.50
Total General business expenses	$881.50	$30.00	$911.50
Interest Expense		112,469.31	112,469.31
Krohn Management Fees		75,218.68	75,218.68
Acquisition Fees		41,289.00	41,289.00
Asset Management Fees		7,659.00	7,659.00
Disposition Fees		20,460.00	20,460.00
Financing Fees		54,878.00	54,878.00
Total Krohn Management Fees	$0.00	$199,504.68	$199,504.68
Legal Fees		2,644.13	2,644.13
License Fees	62.00	169.36	231.36
Office expenses			0.00
Shipping & postage	59.25		59.25
Total Office expenses	$59.25	$0.00	$59.25
Other Business Expenses	11.70		11.70
Other Miscellaneous Service Cost		826.15	826.15
Professional Fees	9,220.00	16,002.50	25,222.50
Taxes paid	4.00	1,504.00	1,508.00
Property taxes	2,660.00		2,660.00
Total Taxes paid	$2,664.00	$1,504.00	$4,168.00
Uncategorized Expense		525.60	525.60
Wire Fees & Bank Charges	80.00	771.22	851.22
Total Expenses	$23,532.09	$337,949.29	$361,481.38
Net Operating Income	$-1,243.37	$-262,067.28	$-263,310.65
Other Expenses
Amortization expenses		2,909.82	2,909.82
Depreciation Expense	54,201.41	202,625.76	256,827.17
Total Other Expenses	$54,201.41	$205,535.58	$259,736.99
Net Other Income	$-54,201.41	$-205,535.58	$-259,736.99
Net Income	$-55,444.78	$-467,602.86	$-523,047.64

93

Krohn Consortium IV, LLC
Profit and Loss
January 2022 - December 2023

	Jan - Dec 2022	Jan - Dec 2023	Total
Income
Rental Income	16,100.50	333,263.66	349,364.16
Late Fee Income		296.25	296.25
Other Rental Income/Refunds		791.00	791.00
Total Rental Income	$16,100.50	$334,350.91	$350,451.41
Total Income	$16,100.50	$334,350.91	$350,451.41
Cost of Goods Sold
Cleaning Fees	470.00	1,712.00	2,182.00
Gardening	625.00	2,152.48	2,777.48
HOA Fees	296.12	1,880.52	2,176.64
Home Inspection Fees	800.00	994.75	1,794.75
Insurance Expense	3,199.05	30,715.45	33,914.50
Pest Control		1,639.44	1,639.44
Property Management Fee	7,110.89	41,228.58	48,339.47
Property Taxes	808.58	60,088.72	60,897.30
Repairs & Maintenance	9,109.14	29,897.61	39,006.75
Utilities	359.26	3,708.34	4,067.60
Total Cost of Goods Sold	$22,778.04	$174,017.89	$196,795.93
Gross Profit	$-6,677.54	$160,333.02	$153,655.48
Expenses
Administrative Costs		0.00	0.00
Advertising/Promotional	11.88	111.36	123.24
Wealthblock Fees		1,271.69	1,271.69
DealMaker Fees	2,400.00		2,400.00
Interest Expense		61,722.83	61,722.83
Krohn Management Fees		54,992.08	54,992.08
Acquisition Fees		30,985.00	30,985.00
Asset Management Fees		6,680.00	6,680.00
Disposition Fees		0.00	0.00
Financing Fees		31,273.00	31,273.00
Total Krohn Management Fees	$0.00	$123,930.08	$123,930.08
Legal Fees		449.92	449.92
License Fees		622.70	622.70
Office expenses			0.00
Software & apps		193.06	193.06
Total Office expenses	$0.00	$193.06	$193.06
Other Miscellaneous Service Cost		1,311.25	1,311.25
Professional Fees	11,644.50	15,971.25	27,615.75
Wire Fees & Bank Charges	1,310.00	383.67	1,693.67
Total Expenses	$15,366.38	$205,967.81	$221,334.19
Net Operating Income	$-22,043.92	$-45,634.79	$-67,678.71
Other Expenses
Amortization Expense		1,779.39	1,779.39
Depreciation Expense	15,633.28	167,489.48	183,122.76
Total Other Expenses	$15,633.28	$169,268.87	$184,902.15
Net Other Income	$-15,633.28	$-169,268.87	$-184,902.15
Net Income	$-37,677.20	$-214,903.66	$-252,580.86

94

Krohn Consortium V, LLC
Profit and Loss
January 2022 - December 2023

	Jan - Dec 2022	Jan - Dec 2023	Total
Income
Rental Income	1,795.00	305,415.91	307,210.91
Total Income	$1,795.00	$305,415.91	$307,210.91
Cost of Goods Sold
Cleaning Fees		250.00	250.00
Gardening		745.48	745.48
HOA Fees	1,392.32	2,327.93	3,720.25
Insurance Expense	143.48	30,097.38	30,240.86
Pest Control		714.00	714.00
Property Inspection Fee	2,094.86	2,163.99	4,258.85
Property Management Fees	1,041.10	40,614.74	41,655.84
Property Tax		54,891.40	54,891.40
Repairs & Maintenance	710.94	47,269.69	47,980.63
Utilities	42.96	5,903.43	5,946.39
Total Cost of Goods Sold	$5,425.66	$184,978.04	$190,403.70
Gross Profit	$-3,630.66	$120,437.87	$116,807.21
Expenses
Administrative Costs		0.00	0.00
Advertising & marketing		49.50	49.50
Wealthblock Fees		1,090.02	1,090.02
DealMaker Fees	3,935.00	2,565.00	6,500.00
General business expenses			0.00
Bank fees & service charges		5.00	5.00
Total General business expenses	$0.00	$5.00	$5.00
Interest Expense		43,101.01	43,101.01
Krohn Management Fees		27,483.95	27,483.95
Acquisition Fees		58,478.00	58,478.00
Asset Management Fees		6,108.00	6,108.00
Disposition Fees		0.00	0.00
Financing Fees		39,680.00	39,680.00
Total Krohn Management Fees	$0.00	$131,749.95	$131,749.95
Legal & accounting services			0.00
Accounting fees		7,103.75	7,103.75
Legal fees		4,087.31	4,087.31
Total Legal & accounting services	$0.00	$11,191.06	$11,191.06
Office expenses			0.00
Software & apps		289.59	289.59
Total Office expenses	$0.00	$289.59	$289.59
Professional Fees	9,916.62	8,912.50	18,829.12
Wire Fees & Bank Charges	3,315.00	683.75	3,998.75
Total Expenses	$17,166.62	$199,637.38	$216,804.00
Net Operating Income	$-20,797.28	$-79,199.51	$-99,996.79
Other Expenses
Amortization Expense		1,252.59	1,252.59
Depreciation Expense	406.30	164,125.06	164,531.36
Wealthblock Fee		1,089.98	1,089.98
Total Other Expenses	$406.30	$166,467.63	$166,873.93
Net Other Income	$-406.30	$-166,467.63	$-166,873.93
Net Income	$-21,203.58	$-245,667.14	$-266,870.72

95

Krohn Consortium VI, LLC
Profit and Loss
January - December 2023

	Jan - Dec 2023	Total
Income
Rental Income	169,427.62	169,427.62
Total Income	$169,427.62	$169,427.62
Cost of Goods Sold
Cleaning Fees	4,150.00	4,150.00
Gardening	1,917.48	1,917.48
HOA Fees	882.71	882.71
Home Inspection Fees	4,416.53	4,416.53
Pest Control	1,360.00	1,360.00
Property Management Fee	20,875.38	20,875.38
Property Tax Expense	16,470.36	16,470.36
Repairs and Maintenance	43,292.93	43,292.93
Utilities	3,618.70	3,618.70
Total Cost of Goods Sold	$96,984.09	$96,984.09
Gross Profit	$72,443.53	$72,443.53
Expenses
Administrative Costs	0.00	0.00
Advertising/Promotional	169.80	169.80
Wealthblock Fees	1,090.02	1,090.02
DealMaker Fees	6,645.00	6,645.00
Insurance Expense	19,433.17	19,433.17
Interest Expense	6,395.16	6,395.16
Krohn Management Fees		0.00
Acquisition Fees	68,801.00	68,801.00
Asset Management Fees	3,388.00	3,388.00
Disposition Fees	0.00	0.00
Financing Fees	4,144.00	4,144.00
Total Krohn Management Fees	$76,333.00	$76,333.00
Legal Fees	7,042.00	7,042.00
Professional Fees	13,704.56	13,704.56
Software & Apps	289.59	289.59
WealthBlock Fees	1,089.98	1,089.98
Wire Fee	1,434.45	1,434.45
Total Expenses	$133,626.73	$133,626.73
Net Operating Income	$-61,183.20	$-61,183.20
Other Expenses
Amortization of Loan Costs / Points Paid Expense	236.96	236.96
Depreciation	94,770.86	94,770.86
Total Other Expenses	$95,007.82	$95,007.82
Net Other Income	$-95,007.82	$-95,007.82
Net Income	$-156,191.02	$-156,191.02

96

Krohn Consortium VII, LLC
Profit and Loss
January - December 2023

	Jan - Dec 2023	Total
Income
Rental Income	48,600.45	48,600.45
Total Income	$48,600.45	$48,600.45
Cost of Goods Sold
Cleaning Fees	680.00	680.00
Gardening	375.40	375.40
Home Inspection Fees	3,362.50	3,362.50
Insurance Expense	5,637.39	5,637.39
Property Management Fee	9,136.85	9,136.85
Property Taxes	6,052.60	6,052.60
Repairs & Maintenance	16,242.24	16,242.24
Utilities	978.37	978.37
Total Cost of Goods Sold	$42,465.35	$42,465.35
Gross Profit	$6,135.10	$6,135.10
Expenses
Administrative Costs	0.00	0.00
Advertising/Promotional	336.96	336.96
Interest Expense	2,203.10	2,203.10
Krohn Management Fees		0.00
Acquisition Fees	54,651.00	54,651.00
Asset Management Fees	1,046.00	1,046.00
Disposition Fees	0.00	0.00
Financing Fees	15,223.00	15,223.00
Total Krohn Management Fees	$70,920.00	$70,920.00
Legal Fees	4,867.00	4,867.00
Professional Fees	6,627.91	6,627.91
Software & Apps	289.59	289.59
WealthBlock Fees	1,090.02	1,090.02
Wire Fees & Bank Charges	1,292.50	1,292.50
Total Expenses	$87,627.08	$87,627.08
Net Operating Income	$-81,491.98	$-81,491.98
Other Expenses
Amortization Expense	58.22	58.22
Depreciation Expense	37,574.23	37,574.23
Total Other Expenses	$37,632.45	$37,632.45
Net Other Income	$-37,632.45	$-37,632.45
Net Income	$-119,124.43	$-119,124.43

97

TABLE VI

SALES OR DISPOSALS OF PROPERTIES BY PROGRAM

(UNAUDITED)

Table VI sets forth the summary information on the properties acquired by the Managing Person in prior programs, all of which have been nonpublic. All figures are presented as of July 24, 2024.

KCI

Home Address	Home City	Home State	Home ZIP	CD - Purchase Date	CD - Purchase Price	REFI Date	CD - Loan Principal at Close	Sold - Date Home Sold	Sold - Home Sale Price
811 E Sparrow Circle	Fayetteville	AR	72701	2022-12-30	275,985
8027 N Vince Drive	Ocala	FL	34476	2023-01-13	288,900
3240 Red Tail Way	Farmington	AR	72730	2022-10-31	269,000
14469 SW 29th Ter	Ocala	FL	34473	2022-09-23	288,900	2023-08-08	182,000
1781 King Rd	Centerton	AR	72719	2022-11-14	296,025
390 W Cara Ln	Citrus Springs	FL	34434	2022-10-21	288,900
808 Saddlebrook Street	Gentry	AR	72734	2022-11-21	278,000
1400 Bay Avenue	Springdale	AR	72764	2022-09-29	269,000
15985 SW 52nd Avenue Road	Ocala	FL	34473	2022-09-19	263,900
75 Juniper Trail	Ocala	FL	34480	2022-10-11	281105.37
14335 SW 28th Ave	Ocala	FL	34473	2022-09-23	288,900
3156 Lisa Marie Cv	Bartlett	TN	38133	2021-08-31	380,000
225 N Merton St	Memphis	TN	38112	2021-06-22	223,000
5468 Sweetwater Lane	Bartlett	TN	38135	2021-07-13	224,000
8321 NW 141 St Cir	Oklahoma City	OK	73142	2021-08-17	215,000
2970 SW 137th Lane	Ocala	FL	34473	2020-10-21	170,650
432 Marion Oaks Trail	Ocala	FL	34473	2020-08-17	180,000
17 Pine Trace Course	Ocala	FL	34472	2022-01-31	246,000
33 Hickory Course Lane	Ocala	FL	34472	2021-10-04	287,900
12694 SW 73rd St	Ocala	FL	34432	2021-05-24	196,000
8456 Kimberly Rose Dr	Memphis	TN	38016	2020-07-24	160,000
7347 Kingsland Dr	Memphis	TN	38125	2021-03-18	209,000
6997 Presmond Rd	Cordova	TN	38018	2020-09-24	177,000
411 Hickory Course Radial	Ocala	FL	34472	2021-08-10	274,990
604 E Osage Trace	Rogers	AR	72758	2021-09-24	285,910
3539 Watauga Ave	Memphis	TN	38111	2021-04-28	270,000
10120 Cameron Ridge TR	Memphis	TN	38016	2021-07-13	289,000
353 Marion Oaks Manor	Ocala	FL	34473	2022-09-29	271,500

98

KC II

9705 Bahia Rd	Ocala	FL	34472	2023-11-10	265,098		0
13 Juniper Loop Run	Ocala	FL	34480	2023-03-16	245,000		0
2109 E Fennec St	Siloam Springs	AR	72761	2023-03-20	247,810
468 Fox Burrow Lane	Newcastle	OK	73065	2023-02-14	219,900
220 Oak Circle	Ocala	FL	34472	2023-02-24	273,900
9597 N Langdon Rd	Citrus Springs	FL	34434	2023-03-15	273,900
20 Witherspoon Dr	Oakland	TN	38060	2023-01-31	308,000
135 Driftwood Loop	Oakland	TN	38060	2023-01-31	322,900
11605 Jude Way	Yukon	OK	73099	2023-01-19	249,900
9091-9093 Peachtree Drive	Citrus Springs	FL	34434	2023-03-03	429,900
5 Water Track Loop	Ocala	FL	34472	2023-04-13	273,900		0
7 Spruce Loop	Ocala	FL	34472	2023-03-10	273,900
361 Marion Oake Manor	Ocala	FL	34473	2023-02-13	288,825
8207 E 33rd Place	Tulsa	OK	74145	2022-11-30	252,000
65890 10th St	Desert Hot Springs	CA	92240	2022-04-08	625,000
19147 NW 164th Pl	High Springs	FL	32643	2022-03-30	299,900	2023-01-30	166,000
210 Locust Pass Lane	Ocala	FL	34472	2022-06-23	296,900	2022-12-23	172,000
18 Dogwood Trail Pass	Ocala	FL	34472	2022-03-18	265,000	2022-12-23	159,000
958 W Geneva Place	Citrus Springs	FL	34434	2021-09-28	239,900	2022-10-24	193,200
20045 Long Canyon Rd	Desert Hot Springs	CA	92241	2022-04-12	1,300,000			2023-09-20	1,150,000
8529 SW 49th Cir	Oklahoma City	OK	73179	2022-03-01	265,000	2022-12-23	177,000
661 Twisted Oaks Dr	Beverly Hills	FL	34465	2022-03-01	284,990	2022-11-17	150,000
9205 N Elkcam	Citrus Springs	FL	34433	2021-12-03	244,900	2022-10-24	171,400
4813 Fieldstone Dr	Oklahoma City	OK	73179	2022-01-21	225,000	2022-12-23	140,000
14445 SW 44th Court	Ocala	FL	34473	2022-06-30	303,900	2022-12-23	183,000
379 N Wyandotte Street	Farmington	AR	72730	2022-03-30	290,000	2022-12-23	172,000
12315 SE 100th Ave	Ocala	FL	34420	2022-03-30	220,520
8910 N Creek Way	Ocala	FL	34434	2021-10-08	241,900	2022-11-17	159,000
302 S 2nd Street	Haines City	FL	33844	2022-03-04	326,900	2022-12-29	183,500
12 Oaks Trail	Ocala	FL	34472	2022-03-31	282,900	2022-12-20	177,000
307 1st Street	Haines City	FL	33844	2022-04-01	355,000	2022-12-23	185,000
16690 SW 21st Ave Road	Ocala	FL	34473	2022-02-28	260,019	2022-10-24	182,000
15156 SW 43rd Ave	Ocala	FL	34473	2022-02-10	269,000	2022-11-17	140,000
20304 SW 71st Pl	Dunnellon	FL	34431	2022-04-13	253,791	2022-12-23	164,900
10 Bahia Pass Loop	Ocala	FL	34472	2022-03-31	287,900	2022-12-23	172,700
1648 W Crane Lane	Citrus Springs	FL	34434	2022-03-31	280,989	2022-12-19	177,300
15041 SE 93rd Ct	Summerfield	FL	34491	2022-06-20	274,900	2022-12-29	164,400
5221 SW 115th Loop	Ocala	FL	34476	2022-03-10	302,900	2022-11-17	196,800
34 Anna Lane	Atoka	TN	38004	2022-06-17	350,000	2023-01-30	227,500
5211 SW 115th Loop	Ocala	FL	34476	2022-03-10	362,900	2022-11-17	208,000
6031 SW 154th Place Rd	Ocala	FL	34473	2021-12-08	253,400	2022-10-24	177,300
15282 SW 59th Court	Ocala	FL	34473	2022-01-14	264,000	2022-11-17	171,600
215 Locust Pass loop	Ocala	FL	34472	2022-06-24	296,900	2023-01-23	180,000
189 Juniper Run	Ocala	FL	34480	2023-04-30	255,000

99

KC III

Home Address	Home City	Home State	Home ZIP	CD - Purchase Date	CD - Purchase Price	REFI Date	CD - Loan Principal at Close	Sold - Date Home Sold	Sold - Home Sale Price
6 Oak Pass Loop	Ocala	FL	34472	2024-01-19	275,298		0
1017 Kenwood Dr.	Norman	OK	73071	2023-12-19	150,000		0
223 Oak Lane Loop	Ocala	FL	34472	2023-12-18	275,298		0
215 Silo Ln.	Byhalia	MS	38611	2023-11-21	265,990		0
499 Marion Oaks Trail	Ocala	FL	34473	2023-10-27	265,098		0
9270 Spring Rd.	Ocala	FL	34472	2023-10-17	275,298		0
270 Birch Springs Cove	Oakland	TN	38060	2023-09-26	328,000		0
8715 N. Trojan Dr.	Citrus Springs	FL	34433	2023-05-23	278,900		0
7057 SW 128th St	Ocala	FL	34473	2023-03-28	245,000	2023-07-25	182,000
159 E Lexington Ave	Gilbert	AZ	85234	2022-07-08	690,000			2023-09-22	682,000
148 E Lexington Ave	Gilbert	AZ	85234	2022-08-18	699,000			2023-09-22	682,000
4217 SW 162nd Place	Ocala	FL	34473	2023-02-27	252,000
17234 NW 175th Dr	Alachua	FL	32615	2023-03-10	326,990	2023-09-18	212,500
4 Willow Course	Ocala	FL	34472	2023-02-27	240,000
35 Hemlock Radial	Ocala	FL	34772	2022-09-23	293,900	2023-07-25	169,000
19117 NW 164th Rd	Newberry	FL	32643	2022-10-14	378,990	2023-04-28	218,000
4712 SW 138 Loop	Ocala	FL	34473	2022-07-11	293,900
14033 SW 30th Ter. Rd.	Ocala	FL	34473	2022-09-23	296,900	2023-04-28	182,000
3004 Copan Court	Yukon	OK	73099	2022-06-10	305,000	2023-01-23	201,500
13682 SW 40th Ave Road	Ocala	FL	34473	2022-06-17	294,900	2023-01-23	192,000
30336 Armenia Rd	Leesburg	FL	32832	2022-07-26	324,990
311 High Point Terrace	Memphis	TN	38111	2022-06-17	368,500	2023-01-23	257,900
95 Anna Lane	Atoka	TN	38004	2022-07-19	354,000	2023-01-30	210,000
301 Poppy Street	Lowell	AR	72745	2022-07-14	302,975	2023-01-30	181,700
2805 SW 145th Place Rd	Ocala	FL	34473	2022-08-03	296,900	2023-01-30	188,500

100

KC IV

Home Address	Home City	Home State	Home ZIP	CD - Purchase Date	CD - Purchase Price	REFI Date	CD - Loan Principal at Close	Sold - Date Home Sold	Sold - Home Sale Price
467 Hennepin Loop	Lake Wales	FL	33898	2024-03-18	276,000		0
13 Locust Radial Cr	Ocala	FL	34472	2023-12-27	280,398		0
2752 SW 153rd Pl Rd.	Ocala	FL	34473	2023-10-17	265,098		0
93 Hickory Course Pass	Ocala	FL	34472	2023-05-31	268,000	2024-03-14	174,200
13 Bahia Court Track	Ocala	FL	34472	2023-04-25	273,900	2024-02-26	178,000
11637 NW 95th Street	Yukon	OK	73099	2023-02-14	229,390	2023-07-27	158,000
53 Anna Ln	Memphis	TN	38004	2023-01-04	325,000
7 Bahia Pass Dr	Ocala	FL	34472	2023-02-13	273,900	2024-02-05	164,300
1035 Jennifer Ann Lane	Elkins	AR	72727	2022-11-23	258,950	2024-02-16	164,000
606 Comanche Drive	Gentry	AR	72734	2022-11-30	275,500
3981 Ormand Dr	Memphis	TN	38125	2022-11-15	243,500	2023-02-13	170,400
404 W. Cara Lane	Citrus Spring	FL	34434	2022-11-14	288,900
2932 Thompson Farm Ln	Yukon	OK	73099	2022-11-10	260,000	2023-07-27	179,400
1040 Sunshine Ct	Centerton	AR	72719	2022-08-29	299,900	2023-03-20	179,900
136 Fall Glo Road	Winter Haven	FL	33880	2022-10-12	270,000	2023-03-07	175,500
6312 SW 129th Terrace	Ocala	FL	34481	2022-10-13	278,900	2023-03-07	181,200
207 Locust Ln Drive	Ocala	FL	34472	2022-09-23	273,900
1 Hemlock Terrace Ln	Ocala	FL	34472	2022-09-23	296,426
16208 SW 22nd Ct	Ocala	FL	34473	2022-09-23	288,900
8950/8946 N Mendoza Way	Citrus Springs	FL	34434	2022-10-24	319,900	2023-03-07	206,500
8170 N Wakefield Dr	Citrus Springs	FL	34434	2022-10-05	289,500

101

KC V

Home Address	Home City	Home State	Home ZIP	CD - Purchase Date	CD - Purchase Price	REFI Date	CD - Loan Principal at Close	Sold - Date Home Sold	Sold - Home Sale Price
7793 SW 139th Pl	Ocala	FL	34473	2024-07-12	290,598		0
3 Oak Circle Course	Ocala	FL	34472	2024-03-29	280,398		0
3907 Graceland Dr.	Memphis	TN	38116	2024-03-22	200,000		0
1308 Chavis St	Gentry	AR	72734	2023-11-30	268,000		0
7327 N. Ireland Dr.	Citrus Springs	FL	34434	2023-09-07	273,900		0
629 Fox Hollow Ct.	Newcastle	OK	73065	2023-08-18	216,000		0
7794 N. Keystone Dr.	Citrus Springs	FL	34433	2023-08-23	278,900		0
205 Locust Pass Trace	Ocala	FL	34472	2023-04-25	250,000	2024-02-16	162,500
839 Stonehurst Dr	Franklin	IN	46131	2023-02-07	255,000
7 Ash Pass Run	Ocala	FL	34472	2023-02-24	273,900	2024-05-31	159411.48
16372 SW 48th Circle	Ocala	FL	34473	2023-01-31	260,000	2024-05-31	166,800
109 Marion Oaks Dr.	Ocala	FL	34473	2022-12-30	259,080	2024-02-05	162,500
128 Anna Ln	Memphis	TN	38004	2023-01-04	325,000
2216 NW 246th Ter	Newberry	FL	32669	2023-01-23	324,990	2023-07-25	217,750
4002 S 198th East Avenue	Broken Arrow	OK	74014	2022-12-21	250,000	2023-03-30	174,300
10832 Penwell Way	Indianapolis	IN	46235	2022-12-30	250,000
10834 Penwell Way	Indianapolis	IN	46235	2022-12-30	250,000	2023-11-13	147,000
7403 Barrett Oaks Cove	Millington	TN	38053	2023-01-19	266,000	2023-07-25	188,000
2 Pine Court Place	Ocala	FL	34472	2023-02-14	273,900	2023-07-25	178,000
4780 W 95th Ln	Ocala	FL	34476	2023-03-03	344,000	2023-09-18	227,500
8401 N Saxon	Citrus Springs	FL	34434	2022-12-27	273,900	2024-02-05	168,000
2551 Biddie St	Pea Ridge	AR	72751	2022-12-29	271,990
2648 SW 152nd Ln	Ocala	FL	34473	2023-01-31	288,900	2023-07-25	173,000
14962 SW 60 Ter	Ocala	FL	34476	2022-10-26	274,900	2023-03-06	178,600

102

KC VI

Home Address	Home City	Home State	Home ZIP	CD - Purchase Date	CD - Purchase Price	REFI Date	CD - Loan Principal at Close	Sold - Date Home Sold	Sold - Home Sale Price
7 Juniper Pass Way	Ocala	FL	34480	2024-06-03	245,000		0
52 Locust Pass Run	Ocala	FL	34472	2023-11-30	275,298		0
7 Ash Pass	Ocala	FL	34472	2023-11-30	280,696
4229 Bennet Wood Dr.	Millington	TN	38053	2023-08-23	215,000	2024-03-29	150,500
8662 N. Amboy Drive	Citrus Springs	FL	34433	2023-05-24	278,900		0
615 W. Shadow Ridge	Mustang	OK	73099	2023-05-24	250,000		0
6055 SW 155th St Rd	Ocala	FL	34473	2023-05-22	255,000		0
40 Water Track Drive	Ocala	FL	84097	2023-05-22	255,000		0
5561 Patsy Circle	Memphis	TN	38125	2023-03-31	335,000	2023-10-24	234,500
2773 NE 42nd Rd	Ocala	FL	34470	2023-05-03	290,000	2023-10-24	188,500
1428 Siskin Drive	Memphis	TN	38016	2023-05-02	270,000		0
207 Locust Pass Trace	Ocala	FL	34472	2023-04-25	255,000	2023-10-18	165,750
2307 N. Heritage Ranch Ave	Siloam Springs	AR	72761	2023-04-21	268,510		0
228 Oak Lane Cir	Ocala	FL	34472	2023-04-25	273,900	2023-10-24	178,000
129 Anna Lane	Atoka	TN	38004	2023-04-17	335,000		0
11608 NW 95th Street	Yukon	OK	73099	2023-04-24	230,171	2024-05-20	149,600
9512 NW 118th St	Yukon	OK	73099	2023-05-26	259,101	2024-05-20	164,000
12209 Kameron Way	Yukon	OK	73099	2023-05-26	260,101

103

KC VII

Home Address	Home City	Home State	Home ZIP	CD - Purchase Date	CD - Purchase Price	REFI Date	CD - Loan Principal at Close	Sold - Date Home Sold	Sold - Home Sale Price
2424 Appleway St.	Edmond	OK	73013	2024-05-06	217,000		0
7385 N. Lime Dr.	Citrus Springs	FL	34433	2024-04-25	280,398		0
65 Cypress Rd.	Ocala	FL	34472	2024-01-24	277,848		0
4823 Summerfield Cr.	Winterhaven	FL	33881	2024-01-19	260,000		0
92 Anna Ln	Atoka	TN	38004	2023-12-21	340,000		0
7004 Liberty Trails Blv.	Oklahoma City	OK	73135	2023-10-25	205,000		0
4826 Saddlehorn Cv.	Memphis	TN	38125	2023-11-01	279,300		0
17 Cedar Run	Ocala	FL	34472	2023-10-27	275,298		0
440 Locust Road	Ocala	FL	34472	2023-09-23	265,098		0
6312 SW 134th Loop	Ocala	FL	34473	2023-09-26	265,098		0
2035 W. Linden Dr	Citrus Springs	FL	34434	2023-09-26	273,900		0
1317 Bates St	Gentry	AR	72734	2023-09-26	267,000		0
14335 SW 44th Ave	Ocala	FL	34474	2023-09-26	278,900	2024-03-29	180,700
85 Meadowland Ln	Somerville	TN	38068	2023-08-31	305,990	2024-03-28	205,000
10246 N. Empress Cir.	Citrus Springs	FL	34434	2023-09-05	278,900	2024-03-29	181,250
7449 N. Glat Point	Citrus Springs	FL	34434	2023-06-22	273,900	2023-12-06	164,300
113 Anna Ln	Atoka	TN	38004	2023-06-06	335,000	2023-12-06	217,750

104

KC VIII

Home Address	Home City	Home State	Home ZIP	CD - Purchase Date	CD - Purchase Price	REFI Date	CD - Loan Principal at Close	Sold - Date Home Sold	Sold - Home Sale Price
1124 Granite Lane	Noble	OK	73068	2024-06-25	195,000		0
2959 W. Buccaneer Ln.	Citrus Springs	FL	34433	2024-05-16	280,398		0
25 Fir Trail Pass	Ocala	FL	34472	2024-04-18	280,398		0
4593 Tulip Run Dr.	Memphis	TN	38135	2024-04-10	260,000		0
2401 NW 156th Street	Edmond	OK	73013	2024-03-21	270,000		0
109 Oak Avenue	Brighton	TN	38011	2024-03-26	335,000		0
2330 W. Juan Vega Ln	Citrus Springs	FL	34434	2024-03-29	265,098		0
106 Oak Circle	Ocala	FL	34472	2024-03-15	280,298	2024-07-02	182,000
13 Larch Dr.	Ocala	FL	34480	2024-03-15	280,398	2024-07-22	182,250
110 Walker Meadows	Munford	TN	39058	2024-02-28	315,000		0
5 Olive Dr	Ocala	FL	34472	2024-02-29	280,398	2024-07-02	182,250
13709 SW 40th Cir	Ocala	FL	34473	2024-02-29	275,000		0
17 Pecan Dr. Pass	Ocala	FL	34472	2024-02-12	277,848	2024-07-02	174,000

KC IX

Home Address	Home City	Home State	Home ZIP	CD - Purchase Date	CD - Purchase Price	REFI Date	CD - Loan Principal at Close	Sold - Date Home Sold	Sold - Home Sale Price
3722 Churchill Dr.	Jonesboro	AR	72404	2024-07-11	189,900		0
313 Belmont Dr.	Edmond	OK	73142	2024-06-28	147,500		0
51 Pecan Dr	Ocala	FL	34472	2024-06-04	280,398		0
175 Pine Course	Ocala	FL	34472	2024-05-24	280,398		0
10 Redwood Trace	Ocala	FL	34472	2024-05-24	280,398		0

105

PART III – EXHIBITS

Item 16. Index to Exhibits and Item 17. Description of Exhibits

Exhibit No.	Description of Exhibit

2.1	Amended and Restated Articles of Incorporation
2.2	Bylaws*
4.1	Form of Subscription Agreement*
6.1	Management Agreement*
11.1	Consent of Assurance Dimensions, LLC
11.2	Consent of Clyde Snow & Sessions, PC (included in Exhibit 12.1)
12.1	Opinion of Clyde Snow & Sessions, PC

*	Previously filed.

106

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on August 27, 2024.

KRONOS REAL ESTATE INVESTMENTS, INC.

By:	/s/ Kristoffer Krohn
Name:	Kristoffer Krohn
Title:	President and Director

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kristoffer Krohn	President and Director	August 27, 2024
Kristoffer Krohn	(Principal Executive Officer)

/s/ Carson Tietjen	Secretary and Director	August 27, 2024
Carson Tietjen

/s/ Trent Leavitt	Treasurer and Director	August 27, 2024
Trent Leavitt	(Principal Financial and Accounting Officer)

107